UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2008 (September 9, 2008)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

HARRY’S TRUCKING, INC.
15981 Yarnell Street, #225
Sylmar, CA 91342
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by us from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon management’s beliefs of, and information currently available to management, as well as estimates and assumptions made by management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the us or management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Premier Power,” the “Company,” or the “Registrant” refer to Premier Power Renewable Energy, Inc., a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement

On September 9, 2008, Premier Power Renewable Energy, Inc., a Delaware corporation (“Premier Power” or the “Company”), in a share exchange transaction, acquired a solar power business that specializes in solar integration, by executing a Share Exchange Agreement (“Exchange Agreement”) by and among the Company, the Company’s majority stockholder, Premier Power Renewable Energy, Inc., a California corporation (“Premier Power California”), and the stockholders of Premier Power California, consisting of four individuals and one entity, who, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, collectively held 100% of Premier Power California’s issued and outstanding share capital (the “PPG Owners”). Hereinafter, this share exchange transaction is described as the “Share Exchange.”

As a result of the Share Exchange, the PPG Owners became our controlling stockholders, and Premier Power California became our wholly owned subsidiary. In connection with Premier Power California becoming our wholly owned subsidiary, we acquired the business and operations of Premier Power California, and Premier Power California’s wholly owned subsidiaries, Bright Future Technologies, LLC, a Nevada limited liability company (“Bright Future”) and Premier Power Sociedad Limitada, a limited liability company formed in Spain (“Premier Power Spain,” and together with Premier Power California and Bright Future, referred to herein as the “Premier Power Group”), became our indirect wholly owned subsidiaries.

Concurrently with the Exchange Agreement, we also entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which we agreed to issue and sell a total of 3,500,000 units (the “Units”) to one accredited investor (the “Investor”) for an aggregate purchase price of $7,000,000 (the “Financing”). Each Unit consists of one share of our Series A Convertible Preferred Stock (“Series A Preferred Stock”), one-half of one Series A Warrant (the “Series A Warrants”), and one-half of one Series B Warrant (the “Series B Warrants”). Each one share of Series A Preferred Stock will be convertible into one share of our common stock, par value $0.0001 per share (“Common Stock”) at any time at the holder’s option, and each share of Series A Preferred Stock will automatically convert in the event that the Company completes an underwritten secondary public offering with minimum gross proceeds of $25,000,000 and at a minimum price per share of $4.00 or upon listing on NASDAQ. We are required to register the Common Stock underlying each of the Series A Preferred Stock, Series A Warrants, and Series B Warrants issued in the Financing with the Securities and Exchange Commission (the “SEC”) for resale by the Investor. Each Series A Warrant and each Series B Warrant entitles the holder to purchase a share of Common Stock at an exercise price of $2.50 and $3.00 per share, respectively, of Common Stock for a period of four years. Thus, at the Closing, we issued 3,500,000 shares of Series A Preferred Stock, Series A Warrants for the purchase of an aggregate 1,750,000 shares of Common Stock, and Series B Warrants for the purchase of an aggregate 1,750,000 shares of Common Stock to the Investor. The following is a brief description of the terms and conditions of the Exchange Agreement and Purchase Agreement, and the transactions contemplated thereunder that are material to the Company.

Vision Opportunity Master Fund, Ltd. was the only investor in the Financing, with GT Securities, Inc. serving as placement agent and financial advisor to the Premier Power Group (the “Placement Agent”).

Share Exchange

Under the Exchange Agreement, the Company completed the acquisition of all of the equity interests of Premier Power California held by the PPG Owners through the issuance of 24,218,750 restricted shares of common stock of the Company to the PPG Owners. Immediately prior to the Exchange Agreement transaction and taking into account the cancellation of 25,448,000 shares of our common stock held by Vision Opportunity Master Fund concurrent with the closing of the Share Exchange, the Company had 1,800,000 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the PPG Owners, the Company had 26,018,750 shares of common stock issued and outstanding.

Also in connection with the Closing, all of the Company’s directors and officers resigned, designees of Premier Power California were appointed as new directors, and the new directors appointed new officers of the Company following the Closing.

The foregoing description of the Exchange Agreement is qualified in its entirety by the contents of such Exchange Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

$7,000,000 Financing

Under the Purchase Agreement, the Company issued a total of 3,500,000 Units to the Investor for an aggregate purchase price of $7,000,000, or $2.00 per Unit (the “Financing”). The closing of the Financing coincided with the Closing of the Share Exchange.

Pursuant to the Exchange Agreement and in connection with the Financing, we entered into a registration rights agreement (the "Registration Rights Agreement") with the Investor and Genesis Capital Advisors, LLC. Pursuant to the Registration Rights Agreement, we agreed to register for public re-sale all of the shares of Common Stock underlying the Series A Preferred Stock, Series A Warrants, and Series B Warrants issued to the Investor in the Financing and the shares of Common Stock held by Genesis Capital Advisors, LLC, except that if the SEC limits the number of shares of Common Stock that may be registered on the Registration Statement, then the number of shares to be registered shall be cutback according to the following order of preference on a pro rata basis to each holder to comply with any such limitation imposed by the SEC: (i) shares of Common Stock underlying the Series A Preferred Stock, (ii) shares of Common Stock underlying the Series A Warrants, and (iii) share of Common Stock underlying the Series B Warrants. (The shares we are required to register, as described above, are collectively referred to hereinafter as the “Registrable Securities.”) The Registration Rights Agreement provides that we must file a Registration Statement on Form S-1 (the “Registration Statement”) relating to the resale of the Registrable Securities within 90 calendar days following the Closing (the “Filing Deadline Date”) and that we shall use best efforts to cause such Registration Statement to become effective 180 calendar days after the Closing Date, (or, in the event of a “full review” of the Registration Statement by the SEC, 240 calendar days after the Closing Date) (the “Required Effective Date”). If the Registration Statement is not filed on a timely basis or is not declared effective by the SEC for any reason on a timely basis, the Company will be required to issue additional shares of Common Stock (the “Late Registration Shares”) to each Investor in an amount equal to 1% of the total shares of Common Stock into which the total number of shares of Series A Preferred Stock then held by such Investor is convertible for each 30 calendar day period, pro rata, until the Registration Statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall the Late Registration Shares, if any, exceed in the aggregate, 12% of such shares purchased.

In connection with the Purchase Agreement, the PPG Owners entered into a Lock-up Agreement (the “Lock-up Agreement”) whereby they agreed not to transfer their shares of Common Stock from the Closing Date until the earlier of (a) the 12 months after the initial registration statement associated with the Financing is declared effective (the “Effective Date”) and (b) the date that (i) the Common Stock has a closing bid price of $4.00 or more for 20 consecutive trading days and an average daily trading volume during such same period of at least 100,000 shares (such price and volume adjusted for any stock splits and similar adjustments effected after the Closing Date) or (ii) the Common Stock is listed on any tier of the Nasdaq Stock Market (such period, the “Restriction Period”). During the Restricted Period, the PPG Owners (except for Genesis) may sell up to 20% of the number of shares they each received in the Share Exchange so long as the closing bid price on the trading day prior to such transfer is at least $3.00 (adjusted for any stock splits and similar adjustments effected after the Closing Date). During the Restricted Period, Genesis is allowed to sell up to 45% of the number of shares it received in the Share Exchange (the “45% Shares”) so long as the closing bid price on the trading day prior to such transfer is at least $2.00 (adjusted for any stock splits and similar adjustments effected after the Closing Date); provided further, that Genesis may not sell any additional shares it received in the Share Exchange (other than the 45% Shares) at any price less than $3.00 per share prior to the earlier of 12 months after the Effective Date or the listing of the Common Stock on any tier of the Nasdaq Stock Market.

The Financing was subject to the completion of customary due diligence procedures, and the Company made various representations and warranties in the Purchase Agreement regarding its business, operations and corporate affairs.

GT Securities, Inc. (the “Placement Agent”) acted as the placement agent in connection with the Financing. For its services, the Placement Agent received a placement agent’s cash fee equal to 3% of the gross proceeds or approximately $210,000 from the Financing. The Placement Agent will also receive 6% of the gross proceeds from the exercise of the Series A Warrants and Series B Warrants.

In connection with the Financing, the Company agreed to place $300,000 of the gross proceeds from the Financing in an escrow account to be expended for investor relations. Additionally, 7% of the gross proceeds from the exercise of the Series A Warrants and Series B Warrants will be placed into the escrow account for investor relations, unless the Company’s Common Stock gets listed on NASDAQ, in which case any such unused funds will be returned to the Company.

As a result of the closing of the Share Exchange and Financing, the PPG Owners own approximately 82.1%, and the Investor in the Financing owns approximately 11.9%, of the outstanding common stock of the Company on a fully diluted basis (but excluding warrants). The Closing of these transactions occurred on September 9, 2008 (the “Closing Date”). Following the Closing of the Share Exchange and Financing, the Company had a total of 26,018,750 shares of its common stock outstanding and 3,500,000 shares of its Series A Preferred Stock outstanding. A copy of the Exchange Agreement, the Purchase Agreement, and other material agreements relating to the Financing such as the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, Form of Series A Warrant, Form of Series B Warrant, Registration Rights Agreement, and Lockup Agreement, are included as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 9, 2008, we acquired a solar power business that specializes in solar integration in a share exchange transaction, and simultaneously completed a $7,000,000 private placement of shares of its Series A Preferred Stock, Series A Warrants, and Series B Warrants. Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the Share Exchange under the Exchange Agreement, and the terms of the Financing under the Purchase Agreement.

From and after the Closing Date of the Exchange Agreement, our primary operations consist of the business and operations of the Premier Power Group, which are conducted in the United States and Spain. Therefore, we disclose information about the business, financial condition, and management of Premier Power California in this Form 8-K.

BUSINESS

Overview

The Premier Power Group is a developer, designer, and integrator of solar energy solutions. The Premier Power Group develops markets, sells, and maintains solar energy systems for residential, commercial, and industrial customers in North America and Spain. The Premier Power Group uses solar components from the industry’s leading suppliers and manufacturers such as General Electric (“GE”), Sharp, Fronius, Wattsun, SMA, Satcon, Xantrex, Schuco and SunPower Corporation. The Premier Power Group was one of GE’s leading resellers and their number one reseller in the United States in 2006 and 2007. Based on data tracked by the California Energy Commission, the Premier Power Group consistently ranks among the top solar power system installers in the United States, and it has international operations headquartered in Spain. The Premier Power Group’s clients have included utility companies such as Pacific Gas and Electric and Sierra Pacific Power Company, home builders such as KB Homes, and numerous agricultural clients such as leading wineries in Napa Valley, California. The Premier Power Group’s sales have grown by 68% from 2006 to 2007, and it has maintained profitability in each of its last two years of operation.

Corporate History

The Company was originally incorporated as “Harry’s Trucking, Inc.” in Delaware on September 1, 2006, and had business operations as a third-party logistics provider for supply chain management through a wholly owned subsidiary, “Harry’s Trucking, LLC,” which was formed on April 2, 2004 as a limited liability company in California. In connection with the closing of the Share Exchange, the Company sold 100% of its interest in Harry’s Trucking, LLC to Haris Tajyar and Omar Tajyar. Effective September 5, 2008, we changed our name to “Premier Power Renewable Energy, Inc.”

As discussed more fully above, on September 9, 2008, we consummated the Exchange Transaction with Premier Power California. As a result, Premier Power California became our wholly owned subsidiary, and, together with its subsidiaries, the Premier Power Group became our operating solar energy business.

Premier Power California History and Organization

In 2001, Premier Homes Properties, Inc. (“Premier Homes”) formed a solar power systems design and integration division (the “Solar Division”) in order to meet its internal mandate to make one out of every three homes Premier Homes developed, into a solar home. On April 22, 2003, in order to meet the growing demand for commercial and residential retrofit solar power system installations, the Solar Division was spun-off from Premier Homes by the formation of Premier Power California, which was established as a California corporation. Immediately prior to share exchange transaction with the Company, Dean R. Marks, Premier Power California’s founder and President, owned approximately 50.1% of the issued capital shares and equity ownership of Premier Power California, Miguel de Anquin, Premier Power California’s Vice President, owned approximately 28.4% equity ownership interest in Premier Power California, and 3 other stockholders owned the remaining 21.5% equity ownership interest in Premier Power California, all of which was acquired by the Company at the Closing of the Exchange Agreement in exchange for 24,218,750 shares of the Company’s common stock. As a result, Premier Power California became a wholly owned subsidiary of the Company.

Bright Future

Bright Future is a wholly owned subsidiary of Premier Power California, operating as a trading company that allows Premier Power California and Premier Power Spain to consolidate its purchases from suppliers of solar energy products in order to achieve advantageous trade terms. Bright Future was formed as a Nevada limited liability company on December 13, 2006.

Premier Power Spain

Premier Power Spain is a wholly owned subsidiary of Premier Power California, and is the base of Premier Power California’s European operations. Premier Power Spain was formed on July 7, 2006 as a Spanish limited liability company by the principals of Premier Power California (Messrs. Marks and de Anquin) in order to conduct design, sales and installation operations in Spain and other parts of Europe. Premier Power Spain has two offices in Spain, its headquarters in Pamplona and a satellite office in Madrid.

Offices and Website

Premier Power California maintains offices across Southern and Northern California, as well as Pamplona and Madrid in Spain. Premier Power California’s headquarters are located at 4961 Windplay Drive, Suite 100, El Dorado Hills, California 95762, near Sacramento. Premier Power California also operates informational websites located at www.premierpower.com and www.mysolarexperience.com. The information on these websites is not incorporated herein by reference.

Industry Overview

Energy markets are seeing dramatic use demands and price increases. According to the California Public Utility Commission, California electric rates have increased 6.7% per year on average from 1970 to 1995. In 1996, deregulation began and rates temporarily froze. The 2001 adjustment realigned average rates with the historical 6.7% rate increase curve. Commercial rates have grown by 5.5% year-over-year. Electric power used to operate businesses and industries provides the power needed for homes and offices and provides the power for our communications, entertainment, transportation and medical needs. On the residential side, growth in population and disposable income leads to increase demand of popular new electronic items ranging from large screen plasma televisions and sound systems to a greater number of domestic appliances. Population shifts to warmer regions also increase the need for cooling. Electricity is now more commonly used for local transportation (electric vehicles) and space/water heating needs.

Due to continuously increasing energy demands, we believe the electric power industry faces the following challenges:

●
Limited Fossil Fuel Supplies and Cost Pressures. Supplies of fossil fuels that are used to generate electricity such as oil, coal and natural gas are limited, and yet worldwide demand for electricity continues to increase. The increasing demand for electricity and a finite supply of fossil fuels may result in increased fossil fuel prices, which, in turn, will likely result in a continuation of increases in long-term average costs for electricity.

●
Stability of Suppliers. Many of the world’s leading suppliers of fossil fuels are located in unstable regions of the world where political instability, labor unrest, war and terrorist threats may disrupt oil and natural gas production. Purchasing oil and natural gas from these countries may increase the risk of supply shortages and may increase costs of fossil fuels.

●
Generation, Transmission and Distribution Infrastructure Costs. Historically, electricity has been generated in centralized power plants transmitted over high voltage lines and distributed locally through lower voltage transmission lines and transformer equipment. Despite the increasing demand for electricity, investment in electricity generation, transmission and distribution infrastructure have not kept pace, resulting in service disruptions in the U.S. As electricity needs increase, these systems will need to be expanded, and such expansion will be capital intensive and time consuming, and may be restricted by environmental concerns. Without further investments in this infrastructure, the likelihood of power shortages may increase.

●
Environmental Concerns and Climate Change. Concerns about climate change and greenhouse gas emissions have resulted in the Kyoto Protocol. 137 countries have voluntarily ratified the Kyoto Protocol and are required to reduce greenhouse gas emissions to target levels. The U.S. has the Renewable Portfolio Standard, which requires the purchase of a certain amount of power from renewable sources.

The demand for viable alternate sources of fuel for electric power generation in order to address the increasing demand for electricity coupled with government regulations and incentive programs in countries such as Germany, Japan, Spain and the U.S. that encourage more rapid development of, and the adoption by businesses and individuals of, solar energy power systems have accelerated the growth of the solar energy industry.

We believe that solar energy is one of the most direct and unlimited alternate energy sources. Solar energy is the underlying energy source for renewable fuel sources, including biomass fuels and hydroelectric energy. By extracting energy directly from the sun and converting it into an immediately usable form, either as heat or electricity, intermediate steps normally involved in converting fuel to electric power are eliminated. Solar energy can be converted into usable forms of energy either through the photovoltaic effect (generating electricity from photons) or by generating heat (solar thermal energy). Solar thermal systems include traditional domestic hot water collectors (“DHW”), swimming pool collectors, and high temperature thermal collectors (used to generate electricity in central generating systems). DHW thermal systems are typically distributed on rooftops so that they generate heat for the building on which they are situated. High temperature thermal collectors typically use concentrating mirror systems and are located in remote sites.

Solar power also offers a variety of advantages over other sources of power, including an absence of the need for fossil fuel, environmental cleanliness, location-based energy production, greater efficiency during peak demand periods, high reliability and modularity:

●	Clean Energy Production. Unlike traditional fossil fuel energy sources and many other renewable energy sources, solar power systems generate electricity with no emissions or noise impact.

●
Location-Based Energy Production. Solar power is a distributed energy source, meaning that the electricity can be generated at the site of consumption. This provides a significant advantage to the end user who is therefore not reliant upon the traditional electricity infrastructure for delivery of electricity to the site of use.

●
Energy Generated to Match Peak Usage Times. Peak energy usage and high electricity costs typically occur mid-day, which also generally corresponds to peak sunlight hours and solar power electricity generation.

●
Reliable Source of Electricity.  Solar power systems generally do not contain moving parts, nor do they require significant ongoing maintenance. As a result, we believe solar power systems are one of the most reliable forms of electricity generation.

●
Modular.  Solar power systems are made from interconnecting and laminating solar cells into solar modules. Given this method of construction, solar power products can be deployed in many different sizes and configurations to meet specific customer needs.

Challenges Faced by the Solar Industry

Despite the benefits and advantages of solar power as an attractive alternative to traditional energy sources, there remain certain key challenges that the solar power industry must overcome to accomplish broad commercialization of its products, including the following:

●
Possible Reduction or Elimination of Government Subsidies and Incentives. The current growth of the solar power industry substantially relies on the availability and size of government subsidies and economic incentives, such as capital cost rebates, reduced tariffs, tax credits, net metering and other incentives. Although many states have a RPS (Renewable Portfolio Standard that requires a minimum percentage of energy be renewable) which drive the currently expanding government subsidy programs and solar initiatives, governments may eventually decide to reduce or eliminate these subsidies and economic incentives. It remains a challenge for the solar power industry to reach sufficient scale to be cost-effective in a non-subsidized marketplace.

Renewable Portfolio Standard (RPS). A standard requiring that a minimum percentage of generation sold or capacity installed be provided by renewable energy. Utilities that are obligated by these standards are required to meet certain targets. The map below, provided by www.dsireusa.org, lists these targets as of October 2005.

●
High Cost of Solar Power. Generally, the per kilowatt-hour cost of generating solar electricity, including the upfront capital costs, is greater than retail electricity rates. While government policy mechanisms and heightened consumer awareness are driving solar power adoption, the cost of solar power products remains an impediment to growth. To address this issue, manufacturers must improve the cost efficiency of solar power systems through innovation and continuous improvement of production techniques. For example, improving conversion efficiencies of solar cells will reduce raw material requirements and lower costs required to manufacture a solar power system with a given output. Higher conversion efficiencies also decrease the size of the solar power system, and thereby lower the system installation costs.

●
Shortages of Raw Materials.  Polysilicon is the main raw material used in manufacturing our solar cells that are used for the solar modules that we use in our solar power systems. Currently, there is an industry-wide shortage of polysilicon, which is expected to improve in the next one to two years. As a result of this raw material shortage, we believe the growth of the solar industry may be hindered in the near term. An industry-wide shortage of polysilicon may have a material effect on our results of operations because a shortage will likely cause the suppliers of the solar energy products that we use in our systems to raise the prices of the solar cells and modules that they sell to us.

Despite these challenges, we believe that increasing fossil fuel costs, more stringent environmental regulations, expanding government subsidy programs and solar initiatives, growing national energy security concerns and technological advances and innovations make it likely that the demand for electric power derived from non-depleting sources such as solar energy will continue to increase. We believe that we are well positioned to capitalize on the growing and changing demands of the burgeoning solar energy market because of several years of experience as a developer, designer, and integrator of cost-effective, innovative, and proprietary solar energy systems for residences and businesses.

Principal Products and Services

Premier Power California designs, installs, and provides maintenance services for solar energy systems and all related components used by residential homeowners, commercial and industrial enterprises, municipalities, and other solar energy providers. We design, develop, and engineer many of our own racking and installation systems.

In addition, we are a reseller of solar energy system components including, but not limited to, racking, wiring, invertors, solar modules, and other related components sourced from the industry’s leading manufactures and suppliers. We have also offered direct power purchase agreement programs through our relationship with Samsung and GE.

Strategy

Premier Power California has developed a series of strategies that allows it to deliver a superior level of service at a reduced cost, thereby driving business growth and brand value, while allowing Premier Power California to maintain profitability in a competitive market. These strategies include:

1.
Diversifying our solar power systems designs for applications into numerous market segments and opportunities ranging from residential, agricultural, commercial and industrial, both domestically and internationally. Through geographic, market segment, and product diversification, we have reduced, and will continue to able to reduce, the negative impact that systemic and economic fluctuations of any one individual market, segment or region have on our business.

2.
Establishing and refining best practices for design, sales and marketing that can be replicated throughout our different locations while identifying and centralizing operations that are best centralized in order to reduce the cost of operations and increase awareness of our services so that our best practices are applied in a uniform manner and delivered consistently across markets.

3.
Optimal use of our in-house engineering, design and installation staff combined with the use of outsourcing only when necessary in order to improve the customer experience, maintain quality control, reduce costs, and protect the Company’s brand.

4.
Developing proprietary turn-key solar power systems and continued improvements upon prefabrication abilities for application in commercial, rooftop and ground mount applications that will reduce design, permitting, and installation time and cost.

5.
Participation in “value added” businesses such as providing after-market systems management programs and customized project finance solutions (in partnership with companies such as GE and Samsung) to customers and prospective customers. This will allow Premier Power California to participate in the ancillary revenue that its projects create.

6.
Expansion through key acquisitions and organic growth. As a growing number of states adopt solar programs, Premier Power California expects demand to grow dramatically. Therefore, Premier Power California is currently moving forward on a roll-up and organic growth strategy designed to meet growing demand in North America and Europe.

7.
Presenting financial tools such as leases or Power Purchase Agreements to help consumers and businesses decide in favor of solar power. A PPA is a long-term contract with the customer purchasing the energy produced by the solar system at a fixed rate, typically adjusted annually at an agreed rate, for 15, 20 or 25 years. The customer does not own the system, and thus, there is no capital outlay which simplifies the “going solar” decision.

The net proceeds of the Financing will be used to expand our business through key acquisitions, the establishment of new offices, and improvements in purchasing terms from suppliers such as trade discounts. Being a publicly traded company will enable Premier Power California to complete its acquisition strategy, maintain and incentivize key employees, and attract future capital at reduced cost.

Customers

In 2007, sales to Solar Power Partners represented 15% of total sales. Solar Power Partners provides PPA financing to Premier Power California customers and as a result of the financial structuring, the PPA customer becomes Premier Power California’s customer. Solar Power Partners is most frequently brought into the sales process by Premier Power California in order to provide financing. Other than Solar Power Partners, no one direct customer represents more than 5% of Premier Power California’s annual sales in 2007. In addition to its residential customers, Premier Power California’s commercial and industrial customers have included PG&E, Sierra Pacific Power Company, AT&T, Princeton University, Millennium Sports Club, KB Homes, and General Electric. Premier Power California’s agricultural customers have included Shafer Vineyards, Silverado Vineyards, Chateau Montelena, St. Supery, Spottswoode, Larkmead Vineyards, Madroña Vineyards, Redwood Ranch & Vineyards, Nicol Vineyards, L’Aventure Vineyards, Saxum Vineyards, Sierra Vista Vineyards, Domain de la Terre Rouge (Easton) Vineyards, Chateau Chapellet and KT Winco.

Quality Control

Premier Power California has a “zero defect” quality assurance program. Instituted in 2006, the zero defect policy was created to set the highest quality and customer satisfaction standards in the industry today. Each Premier Power California installation is independently verified by a quality control officer and must meet a rigid standard for excellence. The review standards used by Premier Power California go beyond the quality of the installation to include measures of the customer experience. Premier Power California uses the “Net Promoter Score” developed by the Massachusetts Institute of Technology and implemented by companies such as GE and Toyota to measure quality and customer satisfaction. Premier scored a 98.3% score for 2007, and Premier Power California has regularly scheduled meetings to review the customer surveys and scores and design and implement measures to further improve the customer experience.

Competition

Major Domestic Competitors

Premier Power California has both North American and international operations and a very limited number of direct competitors active in the same markets. SunPower Corporation, however, is one such competitor. In the U.S., the solar design and integration market is highly fragmented. Competitors in most cities consist of a number of local installers and, as a result, Premier Power California faces direct competition in these markets from a number of smaller local installers. In certain U.S. markets such as Los Angeles, the San Francisco Bay Area, and the California Central Valley, Premier Power California experiences intermittent competition from regional installers such as Borrego Solar, Akeena Solar, SPG, and Solar City. Based on Premier Power California’s geographic diversification, buying power and unique installation methods, the effects of any one installer on Premier Power California are limited but growing. In particular, among the commercial grade opportunities, there are only a few companies with the level of experience Premier Power California possesses. Only a few competitors qualify under larger scale “Request for Proposal” (“RFP”) projects, and therefore the pool of competitors on many mid-size commercial installations is limited. There are a greater number of competitors in the small business and residential markets. Premier Power California seeks to distinguish itself from the competition by marketing its depth of experience, complex engineering and design capabilities, customer satisfaction and its “on-time” and “on-budget” installations.

Spanish Competitors

In the Spanish market, Premier Power Spain faces competition from Acciona and Tudela Solar, among other companies. However, most of the competition in Spain results from companies being accustomed to building large-scale solar farms, which have proliferated commensurate with the national feed-in tariffs. Premier Power Spain’s business is unique because it is not dependent on the large-scale solar farm subsidies or feeding tariffs, and sets itself apart from the large scale solar farm developers. Large-scale farm developers are experienced at engineering ground mount systems in abundant and open space and replicating redundant tasks related to a large-scale installation. Premier Power Spain is focused on the smaller commercial roof top installation, which has greater design and installation challenges. Premier Power Spain has developed and secured exclusivity on various components of its ballast mount roof system that reduces the cost and time to complete installations. This system and other design techniques based on its years of roof top and ground mount systems development gives Premier Power Spain a competitive advantage in a growing segment of the Spanish market.

Advertising and Promotional Activities

The Premier Power Group spent approximately $177,838 and $415,622 on domestic and international marketing and promotional activities in 2006 and 2007, respectively. During the first six months of 2008, the Premier Power Group spent approximately $219,148 on domestic and international marketing and promotional activities. The Premier Power Group plans to use the net proceeds from the Financing and future capital-raising activities to increase the cash available for acquisitions in an effort to create regional market concentration in order to improve marketing efficiencies and reduce costs per 1,000 customers reached. The Premier Power Group also participates in the solar industry’s leading trade shows, uses radio and print advertising and marketing tools, and has hosted consumer-focused seminars in targeted markets, as well as customer appreciation events to raise awareness of solar power options and the Premier Power Group’s brand, services and products. Premier Power California also employs a national public relations firm and has used web-based promotion tools on its websites to educate customers, showcase its latest installations, and provide general and specific sales information.

Major Suppliers

The components used in our solar energy systems consist of solar modules, inverters, racking, wire, hardware, monitoring equipment, and electrical equipment. Premier Power California and Premier Power Spain purchases these components from leading solar energy product suppliers including Sharp, SunPower Corporation, GE, Schüco USA, L.P. (“Schüco”), Kyocera, Fronius, SMA, and Watsun. In particular, Sharp, SunPower Corporation, and GE account for over 80% of our purchases of solar panels. In 2006 and 2007, Premier Power California was the number one reseller of GE’s solar panels. Premier Power California entered into a written supply agreement with SunPower Corporation, which is attached hereto as Exhibit 10.15 to this Form 8-K. Premier Power California is also subject to a Master Terms and Conditions with Schüco, a copy of which is attached hereto as Exhibit 10.14 to this Form 8-K, which governs each supply order submitted by Premier Power California to Schüco.

Premier Power California constantly evaluates the outlook for supply of solar panels and other components. However, we currently do not maintain any long-term supply agreements for the purchase of these components, and thus we may be subject to the availability of and/or market price fluctuations for the components used in our solar energy systems.

Intellectual Property Rights

Premier Power California has applied for trademark protection for the brand names “Premier Power” and “Bright Futures” and its sales slogan, “Your Solar Electricity Specialist.” Premier Power California has also applied for patent protection for its proprietary roof top mountings. In May 2008, Premier Power California secured exclusive European resale rights for a patented roof mount system.

Research and Development

Premier Power California employs best practices in its design and installation of systems. Dean R. Marks, Premier Power California’s President, first become a member of the California Solar Energy Industry Association (CALSEIA) in 1984, and his experience has been key in the development of many innovative solar solutions. Premier Power California leveraged its research and development capability to help GE develop its popular solar tile. Any technology and/or procedures that are developed are based on the decades of experience in solar installations held by the persons behind the development and in-house expertise in electrical and structural engineering. Premier Power California’s lead engineer, Ken Baker, has been an electric engineer for over 30 years, including 10 years of experience in renewable energy. The research and development team at Premier Power California constantly looks for new and innovative ways to address space constraints, time, and cost saving designs that will increase efficiencies and drive added revenue.

Government Approval and Regulation

All products resold by Premier Power California are from industry recognized leaders and are guaranteed by the manufacturer to have passed all required government approval and regulation requirements. Certain services provided by Premier Power California are regulated and require licensing. Premier Power California possesses and maintains all the necessary licenses required for the services it provides. Premier Power California employees hold some of the highest levels of licensing and certifications available in the industry, including C10, C2, C46 and NYSERDA. Premier Power California also has employees that are certified by the North America Board of Certified Energy Practitioners (NABCEP).

Compliance with Environmental Laws

Premier Power California is not required to comply with any environmental laws that are particular to the solar industry. However, it is our policy to be as environmentally conscientious in every aspect of our operations.

Employees

Premier Power California has approximately 80 full-time employees worldwide. In addition, Premier Power California employs a number of part-time employees and sub-contractors based on seasonal and sales demands. Premier Power California is not affiliated with any union or collective bargaining agreement. There have been no adverse labor incidents or work stoppages in Premier Power California’s history. Management believes that its relationship with our employees is good.

Corporate Information

Our principal executive offices are located at 4961 Windplay Drive, Suite 100, El Dorado Hills, CA 95762. Our main telephone number is (916) 939-0400, and our fax number is (916) 939-0490.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

Premier Power California was a division spun-out of Premier Homes on April 22, 2003. Premier Power Spain was formed on July 7, 2006. Our limited operating history makes it difficult to evaluate our business. In addition, the limited performance history of our management and sales team and the uncertainty of our future performance and ability to maintain or improve our financial, sales and operating systems, procedures and controls increase the risk that we may be unable to continue to successfully operate our business. In the event that we are not able to manage our growth and operate as a public company due to our limited experience, our business may suffer uncertainty and failures, which makes it difficult to evaluate our business.

We are dependent upon our suppliers for the components used in the systems we design and install, and our major suppliers are dependent upon the continued availability and pricing of polysilicon and other raw materials used in solar panels. Any increases in the price of solar components or any interruptions to or shortage or decline in the quality of the solar components we purchase for our solar energy systems could adversely affect our business.

Key components used in our systems are purchased from a limited number of manufacturers. In particular, Sharp, SunPower Corporation, and General Electric account for over 80% of our purchases of solar panels. We are subject to market prices for the components that we purchase for our installations, which are subject to fluctuation. We cannot ensure that the prices charged by our suppliers will not increase because of changes in market conditions or other factors beyond our control. An increase in the price of components used in our systems could result in an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our products and services. Our suppliers are dependent upon the availability and pricing of polysilicon, one of the main materials used in manufacturing solar panels. The world market for solar panels recently experienced a shortage of supply due to insufficient availability of silicon and limited manufacturing capacity. This shortage caused the prices for solar panels to increase. Interruptions in our ability to procure needed components for our systems, whether due to discontinuance by our suppliers, delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, or for other reasons, would adversely affect or limit our sales and growth. In addition, increases in the prices of panels could make systems that have been sold but not yet installed unprofitable for us. There is no assurance that we will continue to find qualified manufacturers on acceptable terms and, if we do, there can be no assurance that product quality will continue to be acceptable, which could lead to a loss of sales and revenues.

Various licenses and permits are required to operate our business, and the loss of or failure to renew any or all of these licenses and permits could materially adversely affect our business.

We hold electrical contractor licenses in all states in which we operate, including C10, C2, C46 and NYSERDA. Also, we are certified by the North America Board of Certified Energy Practitioners (NABCEP). The loss of any such licenses or certifications, or the loss of any key personnel who hold such licenses or certifications, would materially adversely affect our business.

We are highly dependent on senior management and key sales and technical personnel.

We are highly dependent on our senior management to manage our business and operations and our key managerial, financial, sales, design, engineering, technical and other personnel for the sale, development and installation of our solar power systems. In particular, we rely substantially on Dean R. Marks, our President and Chief Executive Officer, and Miguel de Anquin, our Chief Operating Officer, Chief Financial Officer, and Corporate Secretary, to manage our operations. Although we have entered into employment agreements with and obtained key-man life insurance policies for our benefit on the lives of Messrs. Marks and de Anquin, we cannot assure their continued services to the Company. The loss of either one of them, or any other member of our senior management, would have a material adverse effect on our business and operations. Competition for senior management and sales and technical personnel is intense, and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any member of our senior management or key sales and technical personnel that we lose. In addition, if any member of our senior management or key sales and technical personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.  Although each of our senior management and key sales and technical personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key research and development personnel.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline, and we may not meet our business and financial goals.

We compete for qualified personnel with other solar integration companies. Intense competition for these personnel could cause our compensation costs to increase significantly, which, in turn, could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Our growth strategy may prove to be disruptive and divert management resources.

Our growth strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly hired employees, assumption of unknown liabilities and potential disputes. We could also experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware. We may require additional financing in the future.

We may need to obtain additional debt or equity to fund future capital expenditures and to meet working capital requirements.

Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●
require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

Geographical business expansion efforts we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

As part of our business strategy, we may seek to expand by acquiring competing businesses or customer contracts outside of our current geographic markets, or we may open offices in the geographical markets we desire to operate within. We may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. We cannot accurately predict the timing, size and success of our expansion efforts and the associated capital commitments that might be required. We expect to face competition for expansion candidates, which may limit the number of expansion opportunities available to us and may lead to higher expansion costs. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses and contracts or successfully integrate acquired businesses and contracts, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, expansion efforts involve a number of other risks, including:

●	failure of the expansion efforts to achieve expected results;

●	diversion of management’s attention and resources to expansion efforts;

●	failure to retain key customers or personnel of the acquired businesses; and

●	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution to our stockholders, unfavorable accounting charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash, or use shares of our common stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of common stock to consummate expansions will depend on our market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use common stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement and negatively impact our stock price.

Our obligations under our credit facility are secured by our assets. Thus, if the lender forecloses on its security interest, we may have to liquidate some or all of our assets, which may cause us to curtail or cease operations.

Our obligations under our current loan and security agreement with Guaranty Bank are secured by all of our assets. If we default under the credit facility, we could be required to repay all of our borrowings thereunder. As of September 2, 2008, we owe Guaranty Bank approximately $1,250,000 under the agreement. In addition, Guaranty Bank could foreclose its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

We are subject to restrictive covenants in connection with our credit facility that may limit our ability to borrow additional funds or to raise additional equity as may be required to fund our future operations.

The terms of the current credit facility with Guaranty Bank may limit our ability, without Guaranty Bank’s consent, to, among other things, enter into certain transactions (such as an acquisition of another company) and create additional liens on our assets, and could adversely affect our liquidity and our ability to attract additional funding if required for our business.

Our operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

We expend a significant amount of cash in our operations, principally to fund our materials procurement. Our suppliers typically provide us with credit. In turn, we typically require our customers to make payment at various stages of the project. We generally fund most of our working capital requirements out of cash flow generated from operations and our line of credit. If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivables, we may not have sufficient cash flow to fund our operating costs, and our business could be adversely affected.

Our operating results may fluctuate from period to period, and if we fail to meet market expectations for a particular period, our share price may decline.

Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including sales demands, electricity rate changes, changes in incentives and technological improvements. Our production and sales are generally lower in the winter due to weather conditions and holiday activities. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather deterioration in market conditions due to increased competition.

Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers with solar system installers and servicers, electricians, roofers, utilities and other providers of solar power equipment or electric power. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have. We believe that our ability to compete depends in part on a number of factors outside of our control, including:

●	the ability of our competitors to hire, retain and motivate qualified technical personnel;

●	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

●	the price at which others offer comparable services and equipment;

●	the extent of our competitors’ responsiveness to client needs;

●	risk of local economy decline; and

●	installation technology.

Competition in the solar power services industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We act as the general contractor for our customers in connection with the installation of our solar power systems and are subject to risks associated with construction, bonding, cost overruns, delays and other contingencies, which could have a material adverse effect on our business and results of operations.

We act as the general contractor for our customers in connection with the installation of our solar power systems. All essential costs are estimated at the time of entering into the sales contract for a particular project, and these are reflected in the overall price that we charge our customers for the project. These cost estimates are preliminary and may or may not be covered by contracts between us or the other project developers, subcontractors, suppliers and other parties to the project. In addition, we require qualified, licensed subcontractors to install some of our systems. Shortages of such skilled labor could significantly delay a project or otherwise increase our costs. Should miscalculations in planning a project or defective or late execution occur, we may not achieve our expected margins or cover our costs. Also, many systems customers require performance bonds issued by a bonding agency. Due to the general performance risk inherent in construction activities, it is sometimes difficult to secure suitable bonding agencies willing to provide performance bonding. In the event we are unable to obtain bonding, we will be unable to bid on, or enter into, sales contracts requiring such bonding. Delays in solar panel or other supply shipments, other construction delays, unexpected performance problems in electricity generation or other events could cause us to fail to meet these performance criteria, resulting in unanticipated and severe revenue and earnings losses and financial penalties. Construction delays are often caused by inclement weather, failure to timely receive necessary approvals and permits, or delays in obtaining necessary solar panels, inverters or other materials. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

We generally recognize revenue on system installations on a “percentage of completion” basis and payments are due upon the achievement of contractual milestones, and any delay or cancellation of a project could adversely affect our business.

We recognize revenue on our system installations on a “percentage of completion” basis and, as a result, our revenue from these installations is driven by the performance of our contractual obligations, which is generally driven by timelines for the installation of our solar power systems at customer sites. This could result in unpredictability of revenue and, in the short term, a revenue decrease. As with any project-related business, there is the potential for delays within any particular customer project. Variation of project timelines and estimates may impact the amount of revenue recognized in a particular period. In addition, certain customer contracts may include payment milestones due at specified points during a project. Because we must invest substantial time and incur significant expense in advance of achieving milestones and the receipt of payment, failure to achieve milestones could adversely affect our business and cash flows.

We are subject to particularly lengthy sales cycles in some markets.

Factors specific to certain of our customers’ industries have an impact on our sales cycles. Some of our customers may have longer sales cycles due to the timing of various state and federal subsidies. These lengthy and challenging sales cycles may mean that it could take longer before our sales and marketing efforts result in revenue, if at all, and may have adverse effects on our operating results, financial condition, cash flows and stock price.

Our failure to meet a client’s expectations in the performance of our services, and the risks and liabilities associated with placing our employees and technicians in our customers’ homes and businesses, could give rise to claims against us.

Our engagements involve projects that are critical to our customers’ business or home. Our failure or inability to meet a customer’s expectations in the provision of our products and services could damage or result in a material adverse change to their premises or property, and therefore could give rise to claims against us or damage our reputation. In addition, we are exposed to various risks and liabilities associated with placing our employees and technicians in the homes and workplaces of others, including possible claims of errors and omissions, harassment, theft of client property, criminal activity and other claims.

We generally do not have long-term agreements with our customers and, accordingly, could lose customers without warning.

Our products are generally not sold pursuant to long-term agreements with customers, but instead are sold on a purchase order basis. We typically contract to perform large projects with no assurance of repeat business from the same customers in the future. Although cancellations on our purchase orders to date have been insignificant, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. This, in addition to the non-repetition of large systems projects, could cause our operating results to suffer.

Our competitive position depends in part on maintaining intellectual property protection.

Our ability to compete and to achieve and maintain profitability depends in part on our ability to protect our proprietary discoveries and technologies. We have applied for trademark protection for the brand names “Premier Power” and “Bright Skies” and our sales slogan “Your Solar Electricity Specialist.” We have also applied for patent protection for our proprietary roof top mountings, but there can be no assurance that these applications will be granted by the U.S. Patent and Trademark Office. We currently rely on a combination of copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. From time to time, the United States Supreme Court, other federal courts, the U.S. Congress or the U.S. Patent and Trademark Office may change the standards of patentability, and any such changes could have a negative impact on our business.

Our profitability depends, in part, on our success on brand recognition, and we could lose our competitive advantage if we are unable to protect our trademark against infringement. Any related litigation could be time-consuming and costly.

We believe our brand has gained substantial recognition by customers in certain geographic areas. We have applied for trademark protection for the brand names “Premier Power” and “Bright Skies” and our sales slogan “Your Solar Electricity Specialist.” Use of our name or a similar name by competitors in geographic areas in which we have not yet operated could adversely affect our ability to use or gain protection for our brand in those markets, which could weaken our brand and harm our business and competitive position. In addition, any litigation relating to protecting our trademark against infringement is likely to be time consuming and costly.

Our Premier Ballasting and Premier Racking systems are untested and may not be effective or patentable or may encounter other unexpected problems, which could adversely affect our business and results of operations.

Our Premier Ballasting and Premier Racking systems are new and have not been tested in installation settings for a sufficient period of time to prove their long-term effectiveness and benefits. These systems may not be effective or other problems may occur that are unexpected and could have a material adverse effect on our business or results of operations. While we anticipate filing patent applications for our Premier Ballasting and Premier Racking systems technology, patents may not be issued on such technology, or we may not be able to realize the benefits from any patents that are issued.

We may face intellectual property infringement claims that could be time-consuming and costly to defend and could result in our loss of significant rights and the assessment of damages.

If we receive notice of claims of infringement, misappropriation or misuse of other parties’ proprietary rights, some of these claims could lead to litigation. We cannot assure you that we will prevail in these actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets, infringement by us of third-party patents and trademarks or the validity of our patent or trademarks, will not be asserted or prosecuted against us. We may also initiate claims to defend our intellectual property rights. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if we were to be found to have willfully infringed a third party’s patent) to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. Parties making infringement claims on any future issued patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

As a seller of consumer products, we face an inherent risk of exposure to product liability claims in the event that our solar energy systems’ use results in damages, injuries or fatalities. Since solar energy systems are electricity producing devices, it is possible that our products could result in damage, injury or fatality, whether by product malfunctions, defects, improper installation or other causes. If such damages, injuries or fatalities or claims were to occur, we could incur monetary damages, and our business could be adversely affected by any resulting negative publicity. The successful assertion of product liability claims against us also could result in potentially significant monetary damages and, if our insurance protection is inadequate to cover these claims, could require us to make significant payments from our own resources.

We may be subject to unexpected warranty expenses or service claims that could reduce our profits.

As a result of the length of the warranty periods we provide, we bear the risk of warranty claims several years after we have completed the installation of a solar energy system. Our current standard warranty for our installation services includes a 10-year warranty period for defects in material and workmanship in California. The warranty period for defects in material and workmanship is five years in New Jersey and New York, two years in Nevada, and one year in Spain. All of the manufacturers of solar photovoltaic modules that Premier Power California has installed offer a 25-year warranty period for declines in power performance. The manufacturer provides this manufacturer’s warranty directly to the end customer. Although we maintain a warranty reserve for potential warranty or service claims and have not had material warranty claims in the past, claims in excess of our reserve could adversely affect our operating results. Our failure to predict accurately future warranty claims could result in unexpected volatility in our financial condition.

Unexpected business interruptions could adversely affect our business.

Our operations are vulnerable to interruption by earthquake, fire, power failure and power shortages, hardware and software failure, floods, computer viruses and other events beyond our control. In addition, we do not carry business interruption insurance to compensate us for losses that may occur as a result of these kinds of events, and any such losses or damages incurred by us could disrupt our production and other operations without reimbursement.

A decrease in the availability of credit or an increase in interest rates could make it difficult for customers to finance the cost of solar energy systems and could reduce demand for our services and products.

Some of our prospective customers may depend on debt financing, such as home equity loans, to fund the initial capital expenditure required to purchase a solar energy system. Third-party financing sources, specifically for solar energy systems, are currently limited. Currently, many of our customers rely on some form of third-party financing, including home equity loans, to purchase solar energy systems. The lack of financing sources, a decrease in the availability of credit or an increase in interest rates could make it difficult or more costly for our potential customers to secure the financing necessary to purchase a solar energy system on favorable terms, or at all, thus lowering demand for our products and services and negatively impacting our business.

A decrease in construction could adversely affect our business.

Some of our solar-related revenues were generated from the design and installation of solar power products in newly constructed and renovated buildings, plants and residences. Our ability to generate revenues from construction contracts will depend on the number of new construction starts and renovations, which should correlate with the cyclical nature of the construction industry and be affected by general and local economic conditions, changes in interest rates, lending standards and other factors. For example, the current housing slump and tightened credit markets have resulted in reduced new home construction, which could limit our ability to sell solar products to residential and commercial developers.

We derive most of our revenue from sales in a limited number of territories.

We currently derive most of our revenue from sales in California and Spain. This geographic concentration exposes us to growth rates, economic conditions, and other factors that may be specific to those territories to which we would be less subject if we were more geographically diversified. The growth of our business will require us to expand our operations and commence operations in other states, countries, and territories. Any geographic expansion efforts that we undertake may not be successful, which, in turn, would limit our growth opportunities.

We face risks associated with international trade and currency exchange.

We transact business in the U.S. dollar and the Euro. Changes in exchange rates would affect the value of deposits of currencies we hold. We do not currently hedge against exposure to currencies. We cannot predict with certainty future exchange rates and their impact on our operating results. Movements between the U.S. dollar and the Euro could have a material impact on our profitability.

Our success may depend in part on our ability to make successful acquisitions.

As part of our business strategy, we plan to expand our operations through strategic acquisitions in our current markets and in new geographic markets. We cannot accurately predict the timing, size and success of our acquisition efforts. Our acquisition strategy involves significant risks, including the following:

●	our ability to identify suitable acquisition candidates at acceptable prices;

●	our ability to successfully complete acquisitions of identified candidates;

●	our ability to compete effectively for available acquisition opportunities;

●	increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria;

●	diversion of management’s attention to expansion efforts;

●	unanticipated costs and contingent liabilities associated with acquisitions;

●	failure of acquired businesses to achieve expected results;

●	our failure to retain key customers or personnel of acquired businesses; and

●	difficulties entering markets in which we have no or limited experience.

These risks, as well as other circumstances that often accompany expansion through acquisitions, could inhibit our growth and negatively impact our operating results. In addition, the size, timing and success of any future acquisitions may cause substantial fluctuations in our operating results from quarter to quarter. Consequently, our operating results for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could adversely affect the market price of our common stock.

Our failure to integrate the operations of acquired businesses successfully into our operations or to manage our anticipated growth effectively could materially and adversely affect our business and operating results.

In order to pursue a successful acquisition strategy, we must integrate the operations of acquired businesses into our operations, including centralizing certain functions to achieve cost savings and pursuing programs and processes that leverage our revenue and growth opportunities. The integration of the management, operations, and facilities of acquired businesses with our own could involve difficulties, which could adversely affect our growth rate and operating results. We may be unable to do any of the following:

•	effectively complete the integration of the management, operations, facilities and accounting and information systems of acquired businesses with our own;

•	efficiently manage the combined operations of the acquired businesses with our operations;

•	achieve our operating, growth and performance goals for acquired businesses;

•	achieve additional revenue as a result of our expanded operations; or

•	achieve operating efficiencies or otherwise realize cost savings as a result of anticipated acquisition synergies.

Our rate of growth and operating performance may suffer if we fail to manage acquired businesses profitably without substantial additional costs or operational problems or to implement effectively combined growth and operating strategies.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We are currently required to provide an assessment of our internal controls over financial reporting. In the future, under Section 404 of the Sarbanes-Oxley Act of 2002, we may be required to evaluate and report on these same controls and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time-consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If our auditors identify a material weakness in our internal controls, then the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on a national securities exchange, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price. In conjunction with their audit of our financial statements for the years ended December 31, 2007 and 2006, our independent public accountants identified certain deficiencies in our system of internal controls which they considered to be material weaknesses and significant deficiencies. We are currently evaluating such deficiencies and are in the process of implementing corrective changes to our internal control processes and procedures.

Costs incurred because we are a public company may affect our profitability.

As a public company, we incur significant legal, accounting and other expenses, and we are subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us. Some members of our management team have limited or no experience operating a company with securities traded or listed on an exchange, or subject to SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Risks Relating To Our Industry

We have experienced technological changes in our industry. New technologies may prove inappropriate and result in liability to us or may not gain market acceptance by our customers.

The solar power industry, which currently accounts for less than 1% of the world’s power generation according to the Solar Energy Industries Association, is subject to technological change. Our future success will depend on our ability to appropriately respond to changing technologies and changes in function of products and quality. If we adopt products and technologies that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market. In addition, some new technologies are relatively untested and unperfected and may not perform as expected or as desired, in which event our adoption of such products or technologies may cause us to lose money.

A drop in the retail price of conventional energy or non-solar alternative energy sources may negatively impact our profitability.

We believe that a customer’s decision to purchase or install solar power capabilities is primarily driven by the cost and return on investment resulting from solar power systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil, coal and other fossil fuels and changes in utility electric rates and net metering policies, could cause the demand for solar power systems to decline, which would have a negative impact on our profitability.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

Installations of solar power systems are subject to oversight and regulation in accordance with national and local ordinances, building codes, zoning, environmental protection regulation, utility interconnection requirements for metering and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state, and local level, and must design systems to comply with varying standards. Certain cities may have ordinances that prevent or increase the cost of installation of our solar power systems. In addition, new government regulations or utility policies pertaining to solar power systems are unpredictable and may result in significant additional expenses or delays and, as a result, could cause a significant reduction in demand for solar energy systems and our services. For example, there currently exist metering caps in certain jurisdictions that effectively limit the aggregate amount of power that may be sold by solar power generators into the power grid.

Our business depends on the availability of rebates, tax credits and other financial incentives, the reduction or elimination of which would reduce the demand for our services.

Many states, including California, Nevada and New Jersey, offer substantial incentives to offset the cost of solar power systems. These incentives can take many forms, including direct rebates, state tax credits, system performance payments and Renewable Energy Credits (“RECs”). Moreover, the federal government currently offers a 30% tax credit for the installation of solar power systems scheduled to expire at the end of 2008 (unlimited for businesses, capped at $2,000 for residences) unless extended; the United States Senate has been unable to reach a bipartisan compromise to extend these credits several times since June 2007, and there can be no assurance that they will be extended. Businesses may also elect to accelerate the depreciation on their system over five years. Spain also offers substantial incentives, including feed-in tariffs. Spain’s Industry Ministry is considering a proposal to bridge the current uncapped solar subsidy program from its current expiration at the end of September 2008 to the end of December 2008 before it implements a new capped program. Reduction in or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost to our customers, resulting in significant reductions in demand for our products and services, which would negatively impact our sales.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would decline, and we would be unable to achieve or sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

●	cost effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

●	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

●	capital expenditures by customers that tend to decrease if the U.S. economy slows; and

●	availability of government subsidies and incentives.

If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenue to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate.

Risks Related to Doing Business in Spain

Adverse changes in the political and economic policies of the Spanish government could have a material adverse effect on the overall economic growth of Spain, which could reduce the demand for our products and materially and adversely affect our competitive position.

A significant portion of our business operations are conducted in Spain through our indirect wholly owned subsidiary, Premier Power Spain, and some of our sales are made in Spain. Spain also offers substantial incentives, including feed-in tariffs. Accordingly, our business, financial condition, results of operations, and prospects are affected significantly by economic, political, and legal developments in Spain. Any adverse change in such policies could have a material adverse effect on the overall economic growth in Spain or the level of our incentives, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Fluctuation in the value of the Euro may have a material adverse effect on your investment.

The change in value of the Euro against the U.S. dollar depends on, among other things, changes in Spain’s political and economic conditions. Changes in exchange rates would affect the value of deposits of currencies we hold. We do not currently hedge against exposure to currencies. We cannot predict with certainty future exchange rates and their impact on our operating results. Movements between the U.S. dollar and the Euro could have a material impact on our profitability.

Our business benefits from certain Spanish government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our operating results.

The Spanish government has provided various incentives to solar energy providers in order to encourage development of the solar industry. Such incentives include feed-in tariffs and other measures. Reduction in or elimination of such incentives or delays or interruptions in the implementation of such favorable policies could substantially decrease the economic benefits of solar to our customers, resulting in significant reductions in demand for our products and services, which would negatively impact our sales. The current rate structure of the Spanish incentive program will expire in September 2008, and the renewed rate structure has not yet been determined.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in Spain based on United States or other foreign laws against us or our management.

We conduct a significant amount of our business through our indirect wholly owned subsidiary, Premier Power Spain, which is established in Spain, and a portion of our assets are located in Spain. As a result, it may not be possible to effect service of process within the United States or in Spain against us or upon our executive officers or directors, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, there is uncertainty that the courts of Spain would enforce judgments of U.S. courts against us or our directors and officers based on the civil liability provisions of the securities laws of the United States or any state, or entertain an original action brought in Spain based upon the securities laws of the United States or any state.

Risk Relating to Our Securities

Generally, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends. Even if funds are legally available for distribution, we may nevertheless decide not to or may be unable to pay any dividends. We intend to retain all earnings for our company’s operations. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose some or all of the amount of your investment. Any determination to pay dividends in the future on our common stock will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors that our board of directors deems relevant.

If you purchase our common stock, you may incur substantial dilution.

The issuance of additional shares of our capital stock or the exercise of stock options or warrants could be substantially dilutive to your shares and may negatively affect the market price of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies that are not traded on a national securities exchange whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Our common stock is thinly traded, and you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on a national exchange. Our common stock has historically been sporadically or “thinly traded” on the OTC, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

If we do not meet the listing standards established by The NASDAQ Stock Market or other similar markets, our common stock may not become listed for trading on one of those markets.

As soon as reasonably practicable, we intend to apply to list our common stock for trading on The NASDAQ Stock Market, on either the NASDAQ Global Market tier or The NASDAQ Capital Market tier. The NASDAQ Stock Market has established certain quantitative criteria and qualitative standards that companies must meet in order to become and remain listed for trading on these markets. We cannot guarantee that we will be able to meet or maintain all necessary requirements for listing; therefore, we cannot guarantee that our common stock will be listed for trading on The NASDAQ Stock Market or other similar markets.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Past activities of our company and affiliates may lead to future liability for our company.

Prior to our acquisition of Premier Power California, we were engaged in a business unrelated to our current operations. Any liabilities relating to such prior business against which we are not completely indemnified will be borne by us and may have a material adverse effect on the Company.

We have raised substantial amounts of capital in a recent financing, and if we inadvertently failed to comply with applicable securities laws, ensuing rescission rights or lawsuits would severely damage our financial position.

The securities offered in our September 9, 2008 private placement were not registered under the Securities Act or any state “blue sky” law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature, and if we inadvertently failed to comply with the requirements or any of such exemptive provisions, the investor would have the right to rescind their purchase of our securities or sue for damages. If the investor was to successfully seek such rescission or prevail in any such suit, we would face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently is quoted on the OTC or exchange on which our common stock may in the future be listed, as well as the issuance of warrants or convertible securities at a discount to market price.

Future sales of our securities may decrease the price for shares of our common stock.

Actual sales, or the prospect of sales by our stockholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock underlying our Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants, and any other outstanding convertible securities issued in the future. Once such shares are registered or may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, they can be freely sold in the public market. If any of our stockholders, either individually or in the aggregate, cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial drop in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Our corporate actions are substantially controlled by our principal stockholders.

Our principal stockholders include Dean R. Marks, who is our Chairman of the Board, President, and Chief Executive Officer, and Miguel de Anquin, who is our Chief Operating Officer, Chief Financial Officer, and Corporate Secretary and a member of our Board. Messrs. Marks and de Anquin own approximately 75.3% of our outstanding shares of common stock. These stockholders, acting individually or as a group, could exert substantial influence over matters such as electing directors, amending our certificate of incorporation or bylaws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal stockholders and their affiliated entities, elections of our board of directors will generally be within the control of these stockholders and their affiliated entities. While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders and their affiliated entities. As such, it would be difficult for stockholders to propose and have approved proposals not supported by these principal stockholders and their affiliated entities. There can be no assurance that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of our company. The stock ownership of our principal stockholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are responsible for the indemnification of our officers and directors, which could result in substantial expenditures.

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, and, under certain circumstances, against attorneys’ fees and other expenses incurred by them in litigation to which they become a party arising from their association with or activities on behalf of the Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	operating results that fall below expectations;

●	changes in financial estimates by securities research analysts;

●	changes in the economic performance or market valuations of other solar integration companies;

●	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	announcements or press releases relating to the energy sector or to our business or prospects;

●	technological innovations or new products and services by us or our competitors;

●	our ability to execute our business plan;

●	regulatory, legislative or other developments affecting us or the solar power industry generally;

●	limited availability of freely tradable “unrestricted” shares of our common stock to satisfy investor purchase orders and demand;

●	volume and timing of customer orders;

●	industry developments;

●	economic and other external factors;

●	addition or departure of key personnel; and

●	intellectual property litigation.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These fluctuations may include a so-called “bubble market” in which investors temporarily raise the price of the stocks of companies in certain industries, such as the renewable energy industry, to unsustainable levels. These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from our September 9, 2008 financing will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain an increased credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in further operating and financing covenants that would further restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our certificate of incorporation authorizes our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

SUMMARY COMBINED FINANCIAL DATA

The following tables summarize financial data regarding the business of the Premier Power Group and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements and the related notes included with those financial statements attached to this Form 8-K as Exhibit 99.1. The summary combined financial information as of June 30, 2008, and for the years ended December 31, 2007 and 2006, have been derived from Premier Power Group’s financial statements. All monetary amounts are expressed in U.S. dollars.

	Twelve Months Ended December 31,		Six Months Ended June 30,
	2007	2006	2008	2007
			(unaudited)	(unaudited)
Income Statement Data:
Sales	$16,685,690	$9,933,345	$17,988,817	$8,824,200
Cost of Sales	12,440,839	7,529,362	15,269,775	6,764,456
Gross Profit	4,244,851	2,403,983	2,719,042	2,059,744
Total Operating Expenses	3,371,778	2,181,019	1,907,866	1,533,152
Operating Income	873,072	222,964	811,176	526,592
Total Other Income (Expense)	(5,882	3,171	(17,228)	5,470
Income Before Income Taxes	867,191	226,135	793,948	532,062
Income Tax Provision (Benefit)	39,873	(4,304)	204,336	5,234
Net Income Before Minority Interest	827,318	230,439	589,612	526,828
Net Income	$843,865	$214,570	$274,569	$545,025

	As of December 31,		As of June 30,
	2007	2006	2008
Balance Sheet Data:
Cash and Cash Equivalents	$1,278,651	$934,853	$928,221
Working Capital	584,209	178,546	1,126,538
Total Assets	5,578,041	3,173,789	7,893,713
Total Liabilities	4,862,889	2,857,404	6,627,798
Total Stockholders’/Members’ Equity	713,502	298,188	946,435

The Share Exchange is deemed to be a reverse acquisition, where Premier Power Renewable Energy, Inc. (formerly Harry’s Trucking, Inc.) (the legal acquirer) is considered the accounting acquiree and Premier Power California (the legal acquiree) is considered the accounting acquirer. The unaudited pro forma financial statements for the exchange transaction are attached to this report as Exhibit 99.2.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Premier Power Group for the fiscal years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007 should be read in conjunction with the Combined Financial Statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References to “we,” “our,” or “us” in this section refers to the Premier Power Group. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a developer, designer, and integrator of solar energy solutions. Our financial statements give effect to the financial position and results of operations of Premier Power Renewable Energy, Inc., a California corporation (“Premier Power California”), Bright Future Technologies LLC (“Bright Future”), and Premier Power Sociedad Limitada (“Premier Power Spain”), all of which are deemed to have common ownership and control. We develop, market, sell, and maintain solar energy systems for residential, agricultural, commercial, industrial customers in North America and Spain. We use solar components from the solar industry’s leading suppliers and manufacturers such as General Electric (“GE”), Sharp, Kyocera, Fronius, Watsun, and SunPower Corporation. We are a leading reseller of GE’s solar products, and we were the number one reseller of GE’s solar products in the United States for the years 2006 and 2007. In addition to operations in the United States, we conduct operations in Spain.

On September 9, 2008, we acquired all of the outstanding shares of Premier Power California in exchange for the issuance by the Company of 24,218,750 restricted shares of our common stock to the PPG Owners, which represented approximately 93.1% of the then-issued and outstanding common stock of the Company (excluding the shares issued in the Financing). As a result of the Share Exchange, Premier Power California became the Company’s wholly owned subsidiary, and the Company acquired the business and operations of the Premier Power Group. See Item 1.01 of this Form 8-K for additional details regarding the Share Exchange.

Concurrently with the closing of the share exchange transaction, on September 9, 2008 we raised $7,000,000 in a private placement by issuing a total of 3,500,000 units (the “Units”), with each Unit consisting of one share of our Series A Convertible Preferred Stock (“Series A Preferred Stock”), one-half of one Series A Warrant (the “Series A Warrants”), and one-half of one Series B Warrant (the “Series B Warrants”) to investors at $2.00 per Unit. See Item 1.01 of this Form 8-K for additional details regarding this financing.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 1 to our combined financial statements attached hereto as Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this discussion and analysis:

Principles of Combination

The combined financial statements include the financial position, cash flows and results of operations of three entities that are each majority controlled by a common stockholder group. All significant inter-company accounts and transactions have been eliminated in the combined financial statements. Listed below are the entities included in the combined financial statements:

•	Premier Power Renewable Energy, Inc. (Premier Power California)
•	Bright Future Technologies, LLC (Bright Future)
•	Premier Power Sociedad Limitada (Premier Power Spain)

Premier Power California designs, engineers, and installs photovoltaic systems in the United States. Bright Future distributes solar panels primarily to Premier Power California and Premier Power Spain. Premier Power Spain designs, engineers and installs photovoltaic systems in Spain.

Inventories

We plan inventory procurement based on contracts in force, estimated backlog, and supplier incentive programs. Inventories are stated at the lower of cost or market. Cost is determined on an average cost basis, including freight and duty. Provisions are made for obsolete or slow-moving inventory based on management estimates. We write down inventories for estimated obsolescence based on the difference between the cost of inventories and the net realizable value based upon estimates about future demand from customers and specific customer requirements on certain projects.

Property and Equipment

Property and equipment with a value greater than $2,000 are recorded at cost and depreciated using straight-line method over estimated useful lives of 5 years, or in the case of leasehold improvements, the lease term, if shorter. Maintenance and repairs are expensed as they occur.

Revenue Recognition

Revenue on photovoltaic system installation contracts is recognized using the percentage of completion method of accounting. At the end of each period, the Company measures the cost incurred on each project and compares the result against its estimated total costs at completion. The percent of cost incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as costs and estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines its customer’s credit worthiness at the time the order is accepted. Sudden and unexpected changes in customer’s financial condition could put recoverability at risk.

In our solar photovoltaic business, contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling and general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

Warranties

Prior to January 1, 2007, the Company provided a five year warranty covering the labor and materials associated with its installations in California. Effective January 1, 2007, the Company extended that coverage to ten years in California. The warranty period for defects in material and workmanship is five years in New Jersey and New York, two years in Nevada, and one year in Spain. Solar panels and inverters are warranted by the manufacturer for at least 25 years and 10 years, respectively. The Company determines its warranty reserve based upon its historical experience and gives consideration to changes in its operations.

Foreign Currency

Premier Power Spain’s functional currency is the Euro. Its assets and liabilities are translated at year-end exchange rates, except for certain non-monetary balances which are translated at historical rates. All income and expense amounts of Premier Power Spain are translated at average exchange rates for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders’/members’ equity. Foreign currency transaction gains and losses are included in the determination of net income (loss) in the period in which they occur.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon the weight of available evidence, including expected future earnings. A valuation allowance is recognized if it is more likely than not that some portion, or all of a deferred tax asset will not be realized.

Premier Power California (a corporation) and Bright Future (a limited liability company) are not subject to federal income tax, but are, however, subject to state income taxes, which are not significant for any of the periods presented.

Premier Power Spain is organized under the laws of Spain and is subject to federal and provincial income taxes. For the years ended December 31, 2007 and 2006, Premier Power Spain recorded a tax expense of $3,465 and $0, respectively. For the six months ended June 30, 2008 and June 30, 2007, Premier Power Spain recorded income tax expense of $207,424 and $0, respectively.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. The adoption of SFAS 159 did not have a material effect on the Company's financial position, results of operations, or cash flows.

In December 2007, the FASB issued FAS No. 141(R), “Business Combinations” (“FAS 141(R)”) which requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. FAS 141(R) is prospectively effective to business combinations for which the acquisition is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of FAS 141(R) on the Company's combined financial statements will be determined in part by the nature and timing of any future acquisition completed.

In December 2007, the FASB issued FAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements (as amended)” (“FAS 160”) which improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way as equity consolidated financial statements. Moreover, FAS 160 eliminates the diversity that currently exists in accounting from transactions between an entity and non-controlling interests by requiring they be treated as equity transactions. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. The Company is currently evaluating the impact that FAS 160 will have on its combined financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivatives Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”)”. SFAS No. 161 requires enhanced disclosures about a company’s derivative and hedging activities. SFAS No. 161is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of the adoption of SFAS No. 161 and does not expect adoption to have a material impact on results of operations, cash flows or financial position.

In May 2008, the FASB issued FAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America (the GAAP hierarchy). This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments of AU Section 411, “The Meaning of Presents Fairly in Conformity with Generally Accepted Accounting Principles.” The Company is currently evaluating the impact that FAS 162 will have on its combined financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3 “Determination of the Useful Life of Intangible Assets”. The FSP amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets”. The FSP must be applied prospectively to intangible assets acquired after the effective date. The Company will apply the guidance of the FSP to intangible assets acquired after January 1, 2009.

Results of Operations

Comparison of Years Ended December 31, 2007 and December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Year Ended		Year Ended
	December 31,	% of	December 31,	% of
	2007	Sales	2006	Sales
Net Sales	$16,685,690	100.0%	$9,933,345	100.0%

Cost of Sales	12,440,839	74.6%	7,529,362	75.8%

Gross Profit	4,244,851	25.4%	2,403,983	24.2%

Sales and Marketing Expenses	1,493,890	9.0%	935,228	9.4%

Administrative Expenses	1,877,888	11.3%	1,245,791	12.5%

Total Operating Expense	3,371,778	20.2%	2,181,019	22.0%

Operating Income	873,073	5.2%	222,964	2.2%

	Year Ended		Year Ended
	December 31,	% of	December 31,	% of
	2007	Sales	2006	Sales
Other Income (Expense)	(5,882)	0.0%	3,171	0.0%

Income Before Income Tax	867,191	5.2%	226,135	2.3%

Income Tax Expense	39,873	0.2%	4,304	0.0%

Net Income Before Minority Interest	827,318	5.0%	230,439	2.3%

Net Income	$843,865	5.1%	$214,570	2.2%

Net Sales. Our sales are derived from the sale and installation of solar power systems. During the year ended December 31, 2007, we had sales of $16,685,690 as compared to sales of $9,933,345 for the year ended December 31, 2006, an increase of approximately 68.0%. This increase is attributable to additional sales generated in the United States and Spain resulting from an increased demand for solar power systems and the Company’s completion of projects and expanded sales and marketing efforts. We believe that our sales will continue to grow because we are expanding internationally and selling larger scale solar systems.

Cost of Sales. Cost of sales for 2007 increased $4,911,477 or 65.2%, from $7,529,362 for the year ended December 31, 2006 to $12,440,839 for the year ended December 31, 2007. The increase in our cost of sales was caused by our increase in sales.

Gross Profit. Gross profit was $4,244,851 for the year ended December 31, 2007 as compared to $2,403,983 for the year ended December 31, 2006, representing gross margins of approximately 25.4% and 24.2%, respectively. The increase in our gross margin percentage was mainly due to an increase in production efficiency, resulting from our higher level of volume.

Sales and Marketing Expenses. Sales and marketing expenses totaled $1,493,890 for the year ended December 31, 2007, as compared to $935,228 for the comparable period in 2006, an increase of approximately 59.7%. This increase is primarily attributable to increased selling costs (including salesperson salaries and commissions) due to the increase in sales.

Administrative Expenses. Administrative expenses totaled $1,877,888 for the year ended December 31, 2007, as compared to $1,245,791 for the comparable period in 2006, an increase of approximately 50.7%. This increase is primarily attributable to increased administrative costs (including wages, benefits, and office overhead) due to the increased number of employees needed to support higher sales levels.

Other Income and Expenses. Our other income and expenses consist of finance charges, interest income and interest expense. We had other expenses of $5,882 for the year ended December 31, 2007 as compared to other income of $3,171 for the comparable period in 2006, an increase in other expenses of approximately 285.5%. The increase in other expenses was attributable to higher interest expense paid for lines of credit.

Net Income. Our net income for the year ended December 31, 2007 was $843,865 as compared to $214,570 for the year ended December 31, 2006. The increase in net income was mainly attributable to increased sales and cost efficiencies.

Comparison of Six Month Periods Ended June 30, 2008 and June 30, 2007

The following table sets forth the results of our operations for the periods indicated:

	Six Months Ended		Six Months Ended
	June 30,	% of	June 30,	% of
	2008 (unaudited)	Sales	2007 (unaudited)	Sales
Net Sales	$17,988,817	100.0%	$8,824,200	100.0%

Cost of Sales	15,269,775	84.9%	6,764,456	76.7%

Gross Profit	2,719,042	15.1%	2,059,744	23.3%

Sales and Marketing Expenses	995,376	5.5%	685,052	7.8%

Administrative Expenses	912,490	5.1%	848,100	9.6%

Total Operating Expense	1,907,866	10.6%	1,533,152	17.4%

Operating Income	811,176	4.5%	526,592	6.0%

Other Income (Expense)	(17,228)	(0.1)%	5,470	0.1%

Income Before Income Tax	793,948	4.4%	532,062	6.0%

Income Tax Expense	204,336	1.1%	5,234	0.1%

Net Income Before Minority Interest	589,612	3.3%	526,828	6.0%

Net Income	$274,569	1.5%	$545,025	6.2%

Net Sales. During the six months ended June 30, 2008, we had sales of $17,988,817 compared to sales of $8,824,200 for the six months ended June 30, 2007, an increase of approximately 103.9%. This increase is attributable to additional sales generated in the United States and Spain resulting from an increased demand for solar power systems and our completion of certain projects and expanded sales and marketing efforts during the first half of 2008. We believe that our sales will continue to grow because we are expanding internationally and selling larger scale solar systems.

Cost of Sales. Cost of sales for the six months ended June 30, 2008 increased to $15,269,775 or 125.7%, from $6,764,456 for the six months ended June 30, 2007. The increase was due to our increase in sales. Furthermore, cost of sales as a percentage of sales for the six months ended June 30, 2008 increased to 84.9%, from 76.7% for the six months ended June 30, 2007. This increase was primarily due to a transition to the sale and installation of larger scale commercial solar system, which sell for a lower price per watt than smaller systems, combined with an increase in module prices, increase in the balance of system components, and an increase in the cost of labor.

Gross Profit. Gross profit was $2,719,042 for the six months ended June 30, 2008 as compared to $2,059,744 for the six months ended June 30, 2007, representing gross margins of approximately 15.1% and 23.3%, respectively. The increase in our gross profits was primarily attributable to our increase in sales. Furthermore, gross profit as a percentage of sales for the six months ended June 30, 2008 decreased to 15.1%, from 23.3% for the six months ended June 30, 2007. This decrease was primarily due to a transition to the sale and installation of larger scale commercial solar system, which sell for a lower price per watt than smaller systems, combined with an increase in module prices, increase in the balance of system components, and an increase in the cost of labor.

Sales and Marketing Expenses. Sales and marketing expenses totaled $995,376 for the six months ended June 30, 2008, as compared to $685,052 for the six months ended June 30, 2007, an increase of approximately 45.3%. This increase is primarily attributable to increased selling costs (including salesperson salaries and commissions) due to the increase in sales.

Administrative Expenses. Administrative expenses totaled $912,490 for the six months ended June 30, 2008, as compared to $848,100 for the six months ended June 30, 2007, an increase of approximately 7.6%. This increase is primarily attributable to increased administrative costs (including wages, benefits, and office overhead) due to the increased number of employees needed to support higher sales levels.

Other Income (Expense). Our other income and expenses consist of finance charges, interest income and interest expense. We had net other expense of $17,228 for the six months ended June 30, 2008 as compared to net other income of $5,470 for the six months ended June 30, 2007, an increase in other expenses of approximately 414.9%. The increase in other expenses was primarily attributable to higher finance charges paid for lines of credit.

Net Income. Our net income for the six months ended June 30, 2008 was $274,569 as compared to net income of $545,025 for the six months ended June 30, 2007. Furthermore, net income as a percentage of sales for the six months ended June 30, 2008 decreased to 1.5%, from 6.2% for the six months ended June 30, 2007. This decrease was mainly attributable to increased cost of sales as a percentage of sales, primarily due to a transition to the sale and installation of larger scale commercial solar system, which sell for a lower price per watt than smaller systems, combined with an increase in certain costs.

Liquidity and Capital Resources

Cash Flows

Twelve Months ended December 31, 2007 and 2006

Net cash flow provided by operating activities was $844,698 in fiscal year 2007, while net cash flow provided by operating activities was $373,804 in fiscal year 2006. The increase in net cash flow provided by operating activities from 2006 to 2007 was mainly due to the increase in net income and accounts payable.

Net cash flow used in investing activities was $433,026 for fiscal year 2007 and $142,285 in fiscal year 2006. Uses of cash flow for investing activities primarily consist of equipment purchases and dividend payments. The increase in net cash flow used in investing activities during fiscal year 2007 was primarily attributable to increased distribution payments.

Net cash flow used in financing activities was $71,509 in fiscal year 2007 as compared to $46,343 in fiscal year 2006. The increase in net cash flow used in financing activities was mainly due to payments for advances to stockholders.

Six Months ended June 30, 2008

Net cash flow used in operating activities was $785,450 for the six months ended June 30, 2008, while net cash flow used in operating activities was $246,240 for the six months ended June 30, 2007. The increase in net cash flow used in operating activities for the six months ended June 30, 2008 was mainly due to an increase in accounts receivable, prepaid expenses and cost and estimated earnings in excess of billings on uncompleted contracts.

Net cash flow used in investing activities was $87,412 for the six months ended June 30, 2008 and $391,198 for the six months ended June 30, 2007. Uses of cash flow for investing activities primarily consist of equipment purchases and distribution payments. The decrease in net cash flow used in operating activities for the six months ended June 30, 2008 was mainly due to decreased distribution payments.

Net cash flow provided by financing activities was $499,282 for the six months ended June 30, 2008, compared to $14,892 for the six months ended June 30, 2007. The increase in financing cash flow was primarily attributable to the receipt of proceeds from the issuance of debt.

Material Impact of Known Events on Liquidity

There are no known events that are expected to have a material impact on our short-term or long-term liquidity.

Capital Resources

We have financed our operations primarily through cash flows from operations and borrowings. On September 10, 2008, we also received net proceeds of $7,000,000 from a private placement financing transaction. See “$7,000,000 Financing” above. Thus, we believe that our current cash and cash equivalents, anticipated cash flow from operations, and net proceeds from the private placement financing will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures for at least the next 12 months. The proceeds from the private placement financing will be used for general working capital purposes (including funding the purchase of additional inventory and advertising and marketing expenses) and for acquisitions we may decide to pursue.

However, we may require additional cash due to changes in business conditions or other future developments, including any investments or acquisitions we may decide to pursue. To the extent it becomes necessary to raise additional cash in the future, we may seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, issuance of common stock or a combination of the foregoing. Other than our lines of credit with banks, we currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

Contractual Obligations and Off-Balance Sheet Arrangements

Line of Credit

In February 2007, Premier Power California entered into an agreement with Guaranty Bank for a $2,000,000 line of credit, maturing in February 2008. The line of credit was secured by the assets of Premier Power California and a personal guaranty by Dean Marks; Sarilee Marks, the wife of Dean Marks; Simply Solar, Inc.; and Bright Future Technologies, LLC. Simply Solar, Inc. is a corporation whose management and sole shareholders are Dean Marks, Sarilee Marks, and Miguel de Anquin. Actual amounts available under the line of credit each month are dependent on the balance of accounts receivable and inventory each month. The line of credit bears interest at the prime rate plus 1%. At June 30, 2008, the interest rate was 6%. At June 3, 2007, $200,000 was outstanding, and at December 31, 2007, there was no outstanding balance. The line of credit was renewed in February 2008 with a borrowing limit of $3,000,000, maturing in February 2009. As of September 2, 2008, $1,250,000 was outstanding.

The line of credit includes certain financial covenants. At June 30, 2008, Premier Power California was in violation of a minimum net worth covenant. The Bank waived the covenant violation, and Premier Power California does not anticipate that it will be in violation of this covenant in the future.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of June 30, 2008, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
Contractual Obligations:
Bank Indebtedness	$500,000	$500,000	$0	$0	$0
Other Indebtedness	280,194	67,203	117,864	82,510	12,617
Operating Leases	45,816	10,592	24,864	10,360	0
Totals:	$826,010	$577,795	$142,728	$92,870	$12,617

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments and had no foreign exchange contracts as of September 9, 2008. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable, and certain debt obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term debt obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At June 30, 2008, we had approximately $928,221 in cash and cash equivalents. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments. At June 30, 2008, we had approximately $500,000 in variable rate notes payable. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. A substantial portion of our sales during the first six months of 2008 is denominated in Euros, and we anticipate this to continue to be the case. As a result, changes in the relative values of the U.S. dollar and the Euros affect our reported levels of revenues and profitability as the results are translated into U.S. dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in the exchange rate between the U.S. dollar and the Euro affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Transaction gains or losses for the years ended December 31, 2007 and 2006 and for the six month periods ended June 30, 2008 and 2007 were not significant.

We translate the monetary assets and liabilities and the results of operations of Premier Spain, whose functional currency is the Euro, into the U.S. dollar, which is our reporting currency. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by OANDA.com at the end of the period; except for certain non-monetary balances, which are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of stockholders’ equity. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in Euros continue to grow or as we begin to conduct sales denominated in other foreign currencies, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of Premier Power Spain is the Euro. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and the Euro. To the extent we hold assets denominated in U.S. dollars, any appreciation of the Euro against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of Euro against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company, and any dividends we may pay in the future, all of which may have a material adverse effect on the price of our stock.

PROPERTIES

Offices and Facilities

Our principal executive offices are located at 4961 Windplay Drive, Suite 100, El Dorado Hills, California. The table below provides a general description of our offices and facilities, including those for our international operations:

Location	Principal Activities	Area (sq. ft.)	Lease Expiration Date
4961 Windplay Drive, Suite 100 El Dorado Hills, California 95762	Company headquarters and warehouse	6700	Month-to-month

3 Newlands Circle Reno, Nevada 80509	Bright Future office	100	Month-to-month

Atlantic Office Suites, LLC 1913 Atlantic Avenue Manasquan, NJ 08736	East Coast operations	72	Month-to-month

Pol Ind, Calle E, n3 Oficina 0F 31192 Mutilva Baja (Navarra) Spain	Spain operations	500	May 2012

1020 Nevada St.,#201 Redlands, CA 92374	Southern California operations	2,303	September 30, 2010

Premier Power Spain is party to a non-cancelable operating lease, which expires in May 2012, for its administrative and operating facility, which lease provides for annual rent increases tied to the Consumer Price Index. Premier Power California is also a party to a lease for property in Redlands, California for its Southern California operations. The minimum future commitments under lease agreements payable as of June 30, 2008 are as follows:

Amount
2008	$18,298
2009	$48,112
2010	$39,476
2011	$13,567
Thereafter	$4,522

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 9, 2008, for each of the following persons, after giving effect to the Exchange Agreement and the Financing:

•	Each of our directors and each of the named executive officers in the “Management—Executive Compensation” section of this report;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially 5% or more of our common stock after the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is 4961 Windplay Drive, Suite 100, El Dorado Hills, CA 95762. The percentage of class beneficially owned set forth below is based on 26,018,750 shares of common stock outstanding on September 9, 2008.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned (2)
Dean R. Marks, Chairman of the Board, President, and Chief Executive Officer	12,488,056	48.0%

Miguel de Anquin, Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director	7,090,797	27.3%

5% Stockholders:

Genesis Capital Advisors, LLC (3)	1,580,598	6.1%

Vision Opportunity Master Fund, Ltd. (4)	7,578,000	23.0%

All Executive Officers and Directors as a Group (2 persons)	19,578,853	75.3%

* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Pursuant to the terms of the Share Exchange Agreement dated September 9, 2008, our Company issued 24,218,750 shares of common stock, equal to approximately 93.1% of the issued and outstanding common stock of the Company as of the closing date of the share exchange transaction. After the Company’s issuance of shares in connection with the closing of the Share Exchange, there are approximately 26,018,750 issued and outstanding shares of the Company’s common stock. Percentage totals may vary slightly due to rounding. Also, in connection with the closing of the Financing, the Company issued a total of 3,500,000 units (the “Units”) to one accredited investor, each Unit consisting of one share of our Series A Preferred Stock, one-half of one Series A Warrant, and one-half of one Series B Warrant. Each one share of Series A Preferred Stock will be convertible into one share of our Common Stock, and each Series A Warrant and Series B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.50 and $3.00 per share, respectively, of Common Stock.

(3)	The address for this stockholder is 15760 Ventura Blvd., Suite 1550, Encino, CA 91436.

(4)
The address for this stockholder is c/o Citi Hedge Fund Services (Cayman) Limited, Cayman Corporate Centre, 27 Hospital Road, 5th Floor, Grand Cayman KY1-1109, Cayman Islands. Includes 578,000 shares of Common Stock, 3,500,000 shares of Series A Preferred Stock, 1,750,000 Series A Warrants, and 1,750,000 Series B Warrants.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the exchange transaction, Dean R. Marks and Miguel de Anquin were appointed as members of our board of directors, and Haris Tajyar, Omar Tajyar, and Miki Antunovich resigned as members of our board of directors.

Furthermore, concurrent with the closing of the exchange transaction, Haris Tajyar resigned as our President and Chief Executive Officer, Omar Tajyar resigned as our Chief Operating Officer, and Miki Antunovich resigned as our Chief Financial Officer. Immediately following the resignations of Messrs. Tajyar, Tajyar, and Antunovich, we appointed 2 new executive officers.

Descriptions of our newly appointed directors and officers can be found below.

Current Management

The following table sets forth the names and ages of our directors, executive officers, and key employees as of the date of this Form 8-K:

Name	Age	Position
Dean R. Marks	52	Chairman of the Board, President, and Chief Executive Officer
Miguel de Anquin	41	Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director

Dean R. Marks - Chairman of the Board, President, and Chief Executive Officer

Dean R. Marks has been a key player in the solar sector since the early 1980's. In 1984, Mr. Marks established a solar sales organization with over 2,000 employees in over 26 markets across the nation. Since that time, Mr. Marks has pioneered multiple applications of solar energy in the residential, commercial, and industrial market. As President and CEO of Premier Power California since 2001, he built Premier Power California into one of the most stable market leaders in the industry. Mr. Marks has overseen Premier Power California’s expansion from residential to commercial, agricultural, and industrial markets as well as international expansion. Under Mr. Marks leadership, Premier Power California has distinguished itself from the competition by developing a number of innovative and propriety installation systems in use today. Mr. Marks has served on the California Solar Energy Industry Association (CALSEIA) board and has been an active participant in the solar industry for over 20 years. He has co authored several preeminent papers promoting renewable energy. Mr. Marks holds a Bachelor of Science degree from Auburn University, with special emphasis in Environmental Science.

Miguel de Anquin - Director, Chief Operating Officer, Chief Financial Officer, and Corporate Secretary

Miguel de Anquin serves as Executive Vice President and President of World Wide Sales at Premier Power California since 2001. In his role at Premier Power California, Mr. de Anquin achieved company success in growing sales and profits. An accomplished corporate strategist, his strategic approach to building a business is reflected in his work as Director of Marketing for Nordic Information System and Next Information System. He was a Technology Advisor for General Electric and IBM and developed the data security auditing system for Bank of America. At Premier Power California, Mr. de Anquin’s understanding of international opportunities, his vision and expertise in business performance have driven notable enterprise wide growth. Mr. de Anquin led Premier Power California’s expansion into international markets, and he has increased Premier Power California 's profitability through brand revitalization that included major shifts in brand strategy, operations, marketing communications, and sales tactics. He has focused Premier Power California on data driven decision making processes that have separated Premier Power California from its competitors. He holds a Masters in Business Administration from the University of California at Davis and a Bachelor of Science degree in Computer Science from the Universidad de Belgrano in Buenos Aires, Argentina.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board of Directors

Our board of directors is currently composed of two members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

As of the date of this Form 8-K, our board of directors has not established an audit committee, compensation committee, or nominating committee. The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our board of directors intends to review our governance structure and institute board committees as necessary and advisable in the future to facilitate the management of our business.

None of the members of our board of directors is independent in accordance with the definitions and criteria applicable under NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board. We do, however, intend to review and consider future proposals regarding board compensation, and we intend to begin paying $2,500 per board meeting to independent directors beginning with our first meeting following the date of this Form 8-K.

Executive Compensation

The following summary compensation table reflects all compensation for fiscal years 2007, 2006, and 2005 received by our predecessor’s principal executive officer, principal financial officer, and three most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table - Predecessor

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non-Equity Incentive Plan Comp-ensation ($)	Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp-ensation ( $)	Total ($)
Haris Tajyar,	2007	$—	—	—	—	—	—	—	$—
President, Chief Executive Officer, and Director	2006	—	—	—	—	—	—	—	—
	2005	—	—	—	—	—	—	—	—

Miki Antunovich,	2007	36,000	—	—	—	—	—	—	36,000
Chief Financial Officer and Director	2006	30,000	—	—	—	—	—	—	—
	2005	30,000	—	—	—	—	—	—	—

The following summary compensation table reflects all compensation for fiscal years 2007, 2006, and 2005 received by Premier Power California’s principal executive officer, principal financial officer, and three most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table - Premier Power California

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non-Equity Incentive Plan Comp-ensation ($)	Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp-ensation ( $)		Total ($)
Dean R. Marks,	2007	$159,466	1,344	—	—	—	—	9,322	(1)	$170,199
Chairman of the Board, President, and Chief Executive Officer	2006	122,308	6,000	—	—	—	—	6,009	(2)	134,317
	2005	120,000	—	—	—	—	—	28,000	(3)	148,000

Miguel de Anquin,	2007	126,624	1,344	—	—	—	—	8,037	(4)	136,005
Board, Chief Operating Officer, Chief Financial Officer, and Corporate Secretary	2006	120,000	6,000	—	—	—	—	5,902	(5)	131,902
	2005	120,000	—		—	—	—	4,987	(6)	124,987

(1)	The amounts shown in this column represent compensation earned under the 401(k) Plan.

(2)
The amounts shown in this column represent the following: (a) $50 as the dollar amount recognized for life insurance premiums paid for the named executive officer, and (b) $5,959 as compensation earned under the 401(k) Plan.

(3)	The amounts shown in this column represent compensation earned under the 401(k) Plan.

(4)
The amounts shown in this column represent the following: (a) $67 as the dollar amount recognized for life insurance premiums paid for the named executive officer, and (b) $7,970 as compensation earned under the 401(k) Plan.

(5)
The amounts shown in this column represent the following: (a) $50 as the dollar amount recognized for life insurance premiums paid for the named executive officer, and (b) $5,852 as compensation earned under the 401(k) Plan.

(6)	The amounts shown in this column represent compensation earned under the 401(k) Plan.

Outstanding Equity Awards

There are no unexercised options, stock that has not vested, or equity incentive plan awards for any of our named executive officers outstanding as of the end of our last completed fiscal year.

Retirement Plans

Except as described below, we currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Premier Power California maintains a 401(k) plan that is tax-qualified for its employees, including its executive officers. Premier Power California does not offer employer matching with the 401(k) plan. The 401(k) plan does, however, offer a discretionary employer contribution at year end.

Potential Payments upon Termination or Change-in-Control

Except as described below under “Employment Agreements,” we currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Employment Agreements

The following are summaries of Premier Power California’s employment agreements with the Company’s incoming executive officers and other employees. We currently have no employment agreements with any of our executive officers, but we plan to assume the agreements described below with Mr. Marks and Mr. de Anquin following the closing of the September 2008 Share Exchange and Financing.

Premier Power California entered into an Employment Agreement with Dean R. Marks on August 22, 2008 for his services as its President and Chief Executive Officer. Mr. Marks’ total annual salary is $180,000, and he is to receive additional compensation in the form of, and based on, the following: (i) 0.5% of Premier Power California’s annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) in excess of $200,000 if Premier Power California’s annual EBITDA margin is less than 5%, and (ii) 1.5% of Premier Power California’s annual EBITDA in excess of $200,000 if Premier Power California’s annual EBITDA margin is greater than 5%. The term of the agreement is for five years. On August 22, 2008, Mr. Marks also entered into a Non-Disclosure and Non-Competition Agreement with Premier Power California in connection with his employment.

Premier Power California entered into an Employment Agreement with Miguel de Anquin on August 22, 2008 for his services as its Executive Vice President of Worldwide Operations. Mr. de Anquin’s total annual salary is $180,000, and he is to receive additional compensation in the form of, and based on, the following: (i) 0.5% of Premier Power California’s annual EBITDA in excess of $200,000 if Premier Power California’s annual EBITDA margin is less than 5%, and (ii) 1.5% of Premier Power California’s annual EBITDA in excess of $200,000 if Premier Power California’s annual EBITDA margin is greater than 5%. The term of the agreement is for five years. On August 22, 2008, Mr. de Anquin also entered into a Non-Disclosure and Non-Competition Agreement with Premier Power California in connection with his employment.

Premier Power California entered into an Employment Agreement with Bjorn Persson on August 22, 2008 for his services as its Executive Vice President of European Operations. Mr. Persson’s total annual salary is 120,000€ (approximately $174,268), and he is to receive additional compensation in the form of, and based on, the following: (i) 0.5% of Premier Power California’s European operation’s annual EBITDA in excess of 200,000€ (approximately $290,408) if Premier Power California’s European operation’s annual EBITDA margin is less than 5%, and (ii) 1.5% of Premier Power California’s European operation’s annual EBITDA in excess of 200,000€ (approximately $290,408) if Premier Power California’s European operation’s annual EBITDA margin is greater than 5%. The term of the agreement is for five years. On August 22, 2008, Mr. Persson also entered into a Non-Disclosure and Non-Competition Agreement with Premier Power California in connection with his employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Share Exchange Agreement

On September 9, 2008, in a share exchange transaction, we acquired a solar energy business based in California that specializes in solar integration, by executing the Exchange Agreement by and among the Company, Premier Power California, and the PPG Owners.

Under the Exchange Agreement, on the Closing Date, we acquired all of the outstanding shares of Premier Power California through the issuance of 24,218,750 restricted shares of our common stock to the PPG Owners. Immediately prior to the exchange transaction, we had 1,800,000 shares of common stock outstanding, after taking account of our cancellation of 25,448,000 shares of our common stock held by Vision Opportunity Master Fund, which cancellation occurred concurrently with the exchange transaction. Immediately after the issuance of the shares to the PPG Owners, we had 26,018,750 shares of common stock issued and outstanding. As a result of this exchange transaction, the PPG Owners became our controlling stockholders, and Premier Power California became our wholly owned subsidiary. In connection with Premier Power California becoming our wholly owned subsidiary, we acquired the business and operations of the Premier Power Group, which became our principal business.

Related Party Transactions of Premier Power Group

Set forth below are the related party transactions since January 1, 2007 between Premier Power California’s stockholders, officers and/or directors, and Premier Power California.

On July 11, 2008, Dean Marks transferred 18% of his 85% holdings of shares of common stock in Premier Power California to Miguel de Anquin. Following this transfer, Dean Marks and Miguel de Anquin held 67% and 33%, respectively, of the shares of common stock in Premier Power California.

On August 27, 2008, Bjorn Persson and Juan Ostiz each exchanged 100% of their interests in Premier Power Spain for shares of common stock in Premier Power California. On September 1, 2008, Dean Marks and Miguel de Anquin each exchanged 100% of their interests in Premier Power Spain and Bright Future for shares of common stock in Premier Power California. Following these transfers, Dean Marks, Miguel de Anquin, Bjorn Persson, and Juan Ostiz held approximately 54.1%, 30.7%, 12.6%, and 2.5%, respectively of the shares of common stock in Premier Power California, and Premier Power Spain and Bright Future became wholly owned subsidiaries of Premier Power California.

Related Party Transactions of Premier Power

Set forth below are the Company’s related party transactions since January 1, 2007:

Concurrently with the closing of the exchange transaction under the Exchange Agreement and pursuant to a purchase and sale agreement, we sold all of the outstanding membership interests of our wholly owned subsidiary, Harry’s Trucking, LLC, a California limited liability company, to Haris Tajyar and Omar Tajyar in full satisfaction of related party cash advances and their indemnity with respect to the Company's prior business operations.

Director Independence

For a description of director independence, see “Board Committees; Director Independence” under the section entitled “Directors and Executive Officers” above.

LEGAL PROCEEDINGS

Other than the proceeding described below, we are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on us. We are not aware of any other material legal proceedings pending or threatened against us.

John Wilson v. Premier Power Renewable Energy, Inc., El Dorado County Superior Court, Case No. PC20060079. On February 22, 2006, Plaintiff John Wilson filed a complaint in El Dorado County Superior Court seeking commission payments for solar power projects that Premier Power California never performed or did perform but for which Plaintiff was previously paid. Plaintiff sought damages measuring in excess of $100,000. The case went to trial in November 2007 and resulted in a mistrial. The case was reset for trial in March 2008 and continued to May 12, 2008. On May 12, 2008, the court vacated the trial date. The parties were ordered to appear for a case management conference on May 28, 2008. Trial began on August 25, 2008 and concluded on August 26, 2008, and a verdict is expected in September 2008.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

On January 3, 2008, our shares of common stock commenced trading on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “HARY.” On September 8, 2008, in connection with our name change that went effective September 5, 2008, our symbol changed to “PPRW.” As of September 9, 2008, our common stock has yet to trade on the OTCBB.

Holders

As of September 9, 2008, we had approximately 49 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent. Our transfer agent is Computershare located at 350 Indiana Street, Suite 800, Golden, Colorado, and their telephone number is (303) 262-0600.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit and our loan with Guaranty Bank currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our certificate of incorporation and our bylaws, all as in effect upon the closing of the exchange transaction. This description is only a summary. You should also refer to our certificate of incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,000,000 is designated as Series A Convertible Preferred Stock (“Series A Preferred”).

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders after distribution of assets to the holders of Series A Preferred.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Series A Convertible Preferred Stock

The following is a summary of the preferences and rights contained in the Certificate of Designation of Preferences, Rights and Limitations (the “Series A Certificate”) of the Series A Convertible Preferred Stock (“Series A Preferred”) and is qualified in its entirety by reference to the Series A Certificate, which is attached as Exhibit 3.5 to this Form 8-K.

Voting Rights

Except as otherwise provided in the Series A Certificate or by law, each holder of shares of Series A Preferred shall have no voting rights. As long as any shares of Series A Preferred are outstanding, however, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred, (a) alter or change adversely the powers, preferences, or rights given to the Series A Preferred or alter or amend the Series A Certificate, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5 of the Series A Certificate) senior to or otherwise pari passu with the Series A Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred, (d) increase the number of authorized shares of Series A Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Conversion Rights

Conversion at the Holder’s Option

Each share of Series A Preferred is convertible at any time and from time to time after the issue date at the holder’s option into shares of the Company’s common stock (subject to limitations as set forth in Section 6(c) of the Series A Certificate) determined by dividing the Stated Value of such share of Series A Preferred by the Conversion Price (each as defined below).

Stated Value.  Each share of Series A Preferred shall have a stated value equal to $2.00.

Conversion Price.  The conversion price for the Series A Preferred shall equal $2.00, subject to adjustment as provided in the Series A Certificate.

Automatic Conversion

Upon a Qualified Public Offering (as defined below) all outstanding shares of Series A Preferred plus all accrued but unpaid dividends shall automatically be converted into shares of the Company’s common stock at the Conversion Price.

“Qualified Public Offering” means (i) a firm-commitment underwritten public offering for gross proceeds of not less than $25,000,000 and a public offering price of not less than $4.00 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Original Issue Date, as defined below) or (ii) a listing on any level of the Nasdaq Stock Market.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred regardless of the number of transfers of any particular shares of Series A Preferred and regardless of the number of certificates which may be issued to evidence such Series A Preferred.

Adjustment for Stock Dividends and Stock Splits

If the Company, at any time while Series A Preferred is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in Section 1 of the Series A Certificate, and, which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of a dividend on, Series A Preferred); (B) subdivides outstanding shares of common stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

Adjustment for Subsequent Equity Sales

If, at any time while Series A Preferred is outstanding, the Company or any of its subsidiaries sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any common stock or Common Stock Equivalents (as defined in Section 1 of the Series A Certificate) entitling any person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the common stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then (i) as to any Dilutive Issuances that occur on or before the 24 month anniversary of the Original Issue Date (as defined above, and the Conversion Price shall be reduced to equal the Base Conversion Price and (ii) as to any Dilutive Issuances that occur after the 24 month anniversary of the Original Issue Date and until Series A Preferred is no longer outstanding, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of common stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock which the offering price for such Dilutive Issuance would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of common stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance (as defined in Section 1 of the Series A Certificate). If the Company enters into a Variable Rate Transaction (as defined in Section 4.12(b) of the Purchase Agreement), despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued common stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the holders in writing, no later than the business day following the issuance of any common stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

Adjustment for Subsequent Rights Offerings

If the Company, at any time while the Series A Preferred is outstanding, shall issue rights, options or warrants to all holders of common stock (and not to holders) entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the VWAP (defined in Section 1 of the Series A Certificate) on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the common stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

Adjustment for Pro Rata Distributions

If the Company, at any time while the Series A Preferred is outstanding, distributes to all holders of common stock (and not to holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than common stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the common stock as determined by the board of directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of common stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

Adjustment for Fundamental Transactions

If, at any time while the Series A Preferred is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of Series A Preferred, the holders shall have the right to receive, for each Conversion Share (as defined in Section 1 of the Series A Certificate) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of common stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that Series A Preferred (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Series A Warrants and Series B Warrants

In connection with the Financing more fully described above under Item 1.01 above, we issued to one accredited investor Series A Warrants and Series B Warrants to purchase 1,750,000 and 1,750,000 shares of our common stock, respectively. The Series A Warrants and Series B Warrants are exercisable for four years from the date of issuance at an exercise price of $2.50 and $3.00 per share, respectively. The Series A Warrants and Series B Warrants contain a cashless exercise provision that such holders may utilize after one year from issuance of such warrant if there is no effective registration statement registering, or no prospectus available for the resale of, the shares underlying the warrants.

The Company has the right to call for cancellation each outstanding Series A Warrant or Series B Warrant upon the occurrence of each of the following:

(i)
the volume weighted average price for each of 30 consecutive trading days (the “Measurement Period,” which 30 consecutive trading day period shall not have commenced until after the issue date of the respective warrant) exceeds 200% of the applicable then-effective exercise price,

(ii)	the average daily volume for such Measurement Period exceeds 50,000 shares per trading day (adjusted for any stock splits etc.),

(iii)	a registration statement is effective for the resale of all of the shares of Common Stock underlying the applicable warrant, and

(iv)	the holder of the applicable warrant is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Law

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Pursuant to the provisions of Section 145, a corporation may indemnify its directors, officers, employees, and agents as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Charter Provisions and Other Arrangements of the Registrant

Our predecessor has adopted the following indemnification provisions in its certificate of incorporation for its officers and directors:

“The corporation shall, to the fullest extent permitted by the provisions of 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company also has a $2,000,000 director’s and officer’s liability insurance policy.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to Item 4.01 of this Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 9, 2008, we signed a Guaranty of Payment in favor of Guaranty Bank pursuant to which we guaranteed the full and prompt payment of all indebtedness, liabilities, and other obligations of Premier Power California to Guaranty Bank under and in connection with the $3,000,000 line of credit that Premier Power California has with Guaranty Bank, under which $1,250,000 is outstanding as of September 2, 2008 and which is more fully described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Contractual Obligations and Off-Balance Sheet Arrangements” under Item 2.01 above.

The foregoing description of the Guaranty of Payment is qualified in its entirety by the terms of such Guaranty of Payment, which is attached hereto as Exhibit 10.27 to this Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

On September 9, 2008, and also as more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, we issued 24,218,750 shares of our common stock to the PPG Owners in exchange for 100% of the capital stock of Premier Power California. Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the PPG Owners pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof. We made this determination based on the representations of the PPG Owners which included, in pertinent part, that such stockholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such stockholders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each owner understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On September 9, 2008, and also as more fully described in Items 1.01 and 2.01 above, pursuant to the Purchase Agreement, we issued a total of 3,500,000 Units, each Unit consisting of one share of our Series A Preferred Stock, one-half of one Series A Warrant, and one-half of one Series B Warrant, to the Investor in connection with the closing of the Financing. The issuance of the Units to the Investor pursuant to the Purchase Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof. We made this determination based on the representations of the Investor, which included, in pertinent part, that such person was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such person was acquiring our common stock for investment purposes for its own respective account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that the Investor understood that the shares of our Series A Preferred Stock and our Series A Warrants and Series B warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01	Changes in Registrant’s Certifying Accountant.

We terminated Li & Company, PC (“Li & Company”) as our independent auditors effective as of September 9, 2008 in connection with the Share Exchange described under Item 1.01 above. This action was approved by our Board of Directors. Li & Company served as our independent registered accounting firm for our fiscal year ended December 31, 2007 while we operated under the name “Harry’s Trucking, Inc.”

The reports of Li & Company on our financial statements as of December 31, 2007 and for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than an explanatory paragraph as to a going concern.

Prior to its dismissal, there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Li & Company would have caused it to make reference to this subject matter of the disagreements in connection with its report, nor were there any "reportable events" as such term as described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

On September 9, 2008, we engaged Macias Gini & O’Connell LLP (“MGO”) as our independent registered accounting firm. MGO performed the audit of Premier Power Renewable Energy, Inc., a California corporation (“Premier Power California”), which became our subsidiary after the Share Exchange described in Item 2.01 above. During our two most recent fiscal years and any subsequent interim period prior to the engagement of MGO, neither we nor anyone on our behalf consulted with MGO, regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

We requested Li & Company to review the disclosures contained herein and asked Li & Company to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of Li & Company’s views, or the respects in which Li & Company does not agree with the statements contained herein. A copy of Li & Company’s letter is filed hereto to as Exhibit 16.1 to this Form 8-K.

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on September 9, 2008, in a share exchange transaction, we acquired a solar power business based in California that specializes in solar integration, by executing the Exchange Agreement by and among the Company, its majority stockholder, Premier Power California, and the PPG Owners. Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Premier Power California through the issuance of 18,919,600 restricted shares of our common stock to the PPG Owners. Immediately prior to the exchange transaction, we had 1,800,000 shares of common stock outstanding. Immediately after the issuance of the shares to the PPG Owners, we had 26,018,750 shares of common stock outstanding. As a result of this exchange transaction, the PPG Owners became our controlling stockholders, and Premier Power California became our wholly owned subsidiary.

In connection with this change in control, and as explained in Item 5.02 below, effective September 9, 2008, Haris Tajyar resigned as our President and Chief Executive Officer, Omar Tajyar resigned as our Chief Operating Officer, and Miki Antunovich resigned as our Chief Financial Officer. Further, effective September 9, 2008, we appointed the following new executive officers:

Name	Age	Positions held:
Dean R. Marks	52	Chairman of the Board, President, and Chief Executive Officer
Miguel de Anquin	41	Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director

In addition, and as explained in Item 5.02 below, Haris Tajyar, Omar Tajyar, and Miki Antunovich agreed to resign as members of our board of directors, and the following new directors were appointed to our board of directors:

Name	Age	Positions Held:
Dean R. Marks	52	Chairman of the Board, President, and Chief Executive Officer
Miguel de Anquin	41	Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on September 9, 2008, in a share exchange transaction, we acquired a solar energy business based in California that specializes in solar integration, by executing the Exchange Agreement by and among the Company, Premier Power California, and the PPG Owners. The closing of this transaction occurred on September 9, 2008. Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

(a)	Resignation of Directors

In connection with the exchange transaction, on September 9, 2008, Haris Tajyar, Omar Tajyar, and Miki Antunovich (the “Resigning Directors”) resigned as members of our board of directors. There were no disagreements between the Resigning Directors and any of our officers.

(b)	Resignation of Officers

Effective September 9, 2008, Haris Tajyar resigned as our President and Chief Executive Officer; Omar Tajyar resigned as our Chief Operating Officer; and Miki Antunovich resigned as our Chief Financial Officer.

(c)	Appointment of Officers

Effective September 9, 2008, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Positions held:
Dean R. Marks	52	Chairman of the Board, President, and Chief Executive Officer
Miguel de Anquin	41	Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director

There are no family relationships among any of our officers or directors. The New Officers currently have employment agreements with the Company, which are described under “Executive Compensation - Employment Agreements” above. Other than the exchange transaction and the transaction described under “Certain Relationships and Related Transactions, and Director Independence - Related Party Transactions of Premier Power Group” under Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the exchange transaction and employment agreement with Premier Power California, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our newly appointed officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

(d)	Appointment of Directors

In connection with the exchange transaction and effective as of September 9, 2008, the following persons were appointed as new members of our board of directors (individually, a “New Director” and collectively, the “New Directors”):

Name	Age	Positions Held:
Dean R. Marks	52	Chairman of the Board, President, and Chief Executive Officer
Miguel de Anquin	41	Chief Operating Officer, Chief Financial Officer, Corporate Secretary, and Director

There are no family relationships among any of our officers or directors. None of the New Directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors. Other than the exchange transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest. Other than the exchange transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

Descriptions of our newly appointed directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Name Change

Effective September 5, 2008, we changed our name to “Premier Power Renewable Energy, Inc.” by filing a Certificate of Amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. In connection with this name change, as of the open of business on September 8, 2008, we had the following new CUSIP number and trading symbol:

New CUSIP Number:         415867100
New Trading Symbol:        PPRW

(b)	Certificate of Designation for Series A Convertible Preferred Stock

On September 10, 2008, and as more fully described in Item 2.01 above, we filed a Series A Certificate to fix the preferences, limitations, and relative rights of our Series A Convertible Preferred Stock. A copy of such certificate is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Reference is made to the Share Exchange, as described in Item 1.01, which is incorporated herein by reference. As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of the Premier Power Group, which are conducted in the United States and Spain. In the Share Exchange, the Company is the accounting acquiree, and Premier Power California is the accounting acquirer. Accordingly, we are presenting the financial statements of Premier Power California.

(a)	Financial Statements of the Business Acquired

The audited combined financial statements of the Premier Power Group for the years ended December 31, 2007 and 2006, and the unaudited combined financial statements for the six months ended June 30, 2008 and 2007, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 to this Form 8-K.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Company and the Premier Power Group (the “Combined Entity”)  for the year ended December 31, 2007 and the six months ended June 30, 2008, including the notes to such financial statements, are incorporated herein as of June 30, 2008 an by reference to Exhibit 99.2 to this Form 8-K.

The unaudited pro forma consolidated financial statements are presented to illustrate the estimated effects of our acquisition of Premier Power California and the exchange transaction on our historical financial position and our results of operations. We have derived our historical financial data for the six months ended June 30, 2008 from our unaudited financial statements contained on Form 10-Q as filed with the SEC. We derived Premier Power California’s historical combined financial statements as of June 30, 2008 from Premier Power California’s unaudited combined financial statements for the six months ended June 30, 2008 contained elsewhere in this Form 8-K. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Premier Power California is considered the accounting acquirer. Because Premier Power California’s owners as a group retained or received the larger portion of the voting rights in the Combined Entity and Premier Power California’s senior management represents all of the senior management of the Combined Entity, Premier Power California was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Our fiscal year will continue to end on December 31.

The exchange transaction was completed on September 9, 2008. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 assume that the exchange transaction, cancellation of shares, distribution of certain assets and payment of liabilities were consummated on January 1, 2008. The unaudited pro forma consolidated balance sheet as of June 30, 2008 assumes the exchange transaction and issuance of shares were consummated on that date. The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the exchange transaction and issuance of shares occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the exchange transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Premier Power California.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement by and among the Company, its majority stockholder, Premier Power Renewable Energy, Inc., and its stockholders, dated September 9, 2008 *

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

3.3	Certificate of Amendment of the Certificate of Incorporation, filed August 19, 2008 with the Secretary of State of the State of Delaware (2)

3.4	Certificate of Amendment of the Certificate of Incorporation, filed August 29, 2008 and effective September 5, 2008 with the Secretary of State of the State of Delaware *

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed September 10, 2008 with the Secretary of State of the State of Delaware *

10.1	Business Loan Agreement (Asset Based) between Premier Power Renewable Energy, Inc. and Guaranty Bank, dated February 28, 2007 *

Exhibit Number	Description

10.2	Promissory Note issued to Guaranty Bank by Premier Power Renewable Energy, Inc., dated February 28, 2007 *

10.3	Commercial Security Agreement between Premier Power Renewable Energy, Inc. and Guaranty Bank, dated February 28, 2007 *

10.4	Commercial Guaranty between Premier Power Renewable Energy, Inc., Dean Marks, and Guaranty Bank, dated February 28, 2007 *

10.5	Commercial Guaranty between Premier Power Renewable Energy, Inc., Sarilee Marks, and Guaranty Bank, dated February 28, 2007 *

10.6	Commercial Guaranty between Premier Power Renewable Energy, Inc., Simply Solar Inc., and Guaranty Bank, dated February 28, 2007 *

10.7	Commercial Guaranty between Premier Power Renewable Energy, Inc., Bright Future Technologies, LLC, and Guaranty Bank, dated February 28, 2007 *

10.8	Business Loan Agreement (Asset Based) between Premier Power Renewable Energy, Inc. and Guaranty Bank, dated February 27, 2008 *

10.9	Promissory Note issued to Guaranty Bank by Premier Power Renewable Energy, Inc., dated February 27, 2008 *

10.10	Commercial Guaranty between Premier Power Renewable Energy, Inc., Dean Marks, and Guaranty Bank, dated February 27, 2008 *

10.11	Commercial Guaranty between Premier Power Renewable Energy, Inc., Sarilee Marks, and Guaranty Bank, dated February 27, 2008 *

10.12	Commercial Guaranty between Premier Power Renewable Energy, Inc., Simply Solar Inc., and Guaranty Bank, dated February 27, 2008 *

10.13	Commercial Guaranty between Premier Power Renewable Energy, Inc., Bright Future Technologies, LLC, and Guaranty Bank, dated February 27, 2008 *

10.14	Master Commercial Solar Terms and Conditions of Schüco USA, L.P. *

10.15	Authorized Dealer Agreement between Premier Power Renewable Energy, Inc. and SunPower Corporation, dated June 20, 2008 *

10.16	401(k) Plan of Premier Power Renewable Energy, Inc. *

10.17	Employment Agreement between Premier Power Renewable Energy, Inc. and Dean R. Marks, dated August 22, 2008 *

10.18	Employment Agreement between Premier Power Renewable Energy, Inc. and Miguel de Anquin, dated August 22, 2008 *

10.19	Premier Management Consulting Agreement between Genesis Capital Advisors, LLC and Premier Power Renewable Energy, Inc., dated November 13, 2007 *

10.20	Engagement Agreement between GT Securities and Genesis Capital Advisors, LLC with and on behalf of Premier Power Renewable Energy, Inc., dated November 13, 2007 *

Exhibit Number	Description

10.21	Form of Securities Purchase Agreement *

10.22	Form of Registration Rights Agreement *

10.23	Form of Series A Common Stock Purchase Warrant *

10.24	Form of Series B Common Stock Purchase Warrant *

10.25	Form of Lock-up Agreement *

10.26	Purchase and Sale Agreement between Harry’s Trucking, Inc. and Haris Tajyar and Omar Tajyar, dated September 9, 2008 *

10.27	Guaranty of Payment by the Company in favor of Guaranty Bank, dated September 9, 2008 *

16.1	Letter from Li & Company, PC, dated September 11, 2008 *

17.1	Letter of Resignation from Haris Tajyar to the Board of Directors *

17.2	Letter of Resignation from Omar Tajyar to the Board of Directors *

17.3	Letter of Resignation from Miki Antunovich to the Board of Directors *

21.1	List of Subsidiaries *

23.1	Consent Letter of Macias Gini & O’Connell LLP *

99.1
Audited combined financial statements of Premier Power California for the years ended December 31, 2007 and 2006, and unaudited combined financial statements for the six months ended June 30, 2008 and 2007, and accompanying notes to combined financial statements*

99.2	Unaudited pro forma consolidated financial statements of the Company and the Premier Power Group as of June 30, 2008 and for the year ended December 31, 2007 and the six months ended June 30, 2008*

*	Filed herewith.

(1)	Filed on February 13, 2007 as an exhibit to the Company’s Registration Statement on Form SB-2/A, and incorporated herein by reference.
(2)	Filed on August 29, 2008 as an exhibit to the Company’s Current Report on Form 8-K, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC.

Date: September 11, 2008	By:	/s/ Dean R. Marks
Dean R. Marks
President and Chief Executive Officer